Exhibit 4.52

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) the type of information that the Registrant treats as private or confidential.

Execution Version
Confidential
LICENSE AND COLLABORATION AGREEMENT (TROP2)
by and between
DUALITY BIOLOGICS (SUZHOU) CO. LTD.
and
BIONTECH SE
dated as of August 4, 2023

Schedules
Schedule 1.1        ABC Terms

Schedule 1.54        Duality In-Licensed Agreements
Schedule 1.57        Description of Duality Know-How
Schedule 1.63        List of Duality Patents
Schedule 1.94        List of Indications

Schedule 1.102    Licensed Compound

Schedule 1.141    Preliminary Original ADC Licensed Product Development Plan

Schedule 1.149    Pre-clinical Proof-of-Concept Criteria
Schedule 2.6        Initial Know-How Transfer

Schedule 9.2        Invoicing Procedures & Invoice Information

Schedule 10.4        Duality Press Release

Schedule 11.2        Disclosure Schedule

LICENSE AND COLLABORATION AGREEMENT (TROP2)
This License and Collaboration Agreement (the “Agreement”) is entered into as of August 4, 2023 (the “Effective Date”), by and between Duality Biologics (Suzhou) Co. Ltd., a corporation organized and existing under the laws of the People’s Republic of China (“Duality”), having a place of business at Unit 1105-1106, No 868 Ying Hua Road, Pudong New District, Shanghai, China, and BioNTech SE, a company organized and existing under the laws of Germany, having a place of business at An der Goldgrube 12, D-55131 Mainz, Germany (“Licensee”).
Recitals
Whereas, Duality is a clinical stage company focusing on the discovery and development of the next generation ADC therapeutics to treat patients in cancer and autoimmune diseases;
Whereas, Licensee is engaged in the research, development and commercialization of active immunotherapies for patient-specific approaches to the treatment of diseases;
Whereas, Licensee desires to obtain from Duality, and Duality desires to grant to Licensee, an exclusive sublicensable license under the Duality Licensed IP to research, Develop, Manufacture and Commercialize the Licensed Products in the Field in the Territory (each as defined below), subject to the terms and conditions of this Agreement; and
Whereas, the Parties desire to collaborate in the research, Development, Manufacture and Commercialization of the Original ADC Licensed Products and/or after Next Generation Option Exercise, the Next Generation ADC Licensed Products (each as defined below) in accordance with the terms and conditions of this Agreement.
Now, Therefore, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Duality and Licensee hereby agree as follows:

Article 1
DEFINITIONS
1.1“ABC Terms” shall mean those terms set out in Schedule 1.1 of this Agreement.
1.2“Accounting Standards” shall mean with respect to a Selling Party (as defined below), International Financial Reporting Standards endorsed by the European Union or other applicable standard accounting principles used by Sublicensees.
1.3“ADC” shall mean any construct comprising an Antibody(ies) linked to a non-Antibody chemical species with a therapeutic or biological activity or function, including non-Antibody chemical species that (i) directly kills, slows or stops the growth of a tumor cell through such compound’s primary mechanism of action (“Cytotoxic Payload”) or (ii) [***].
1.4“Additional Active(s)” shall mean any active pharmaceutical or biologic ingredient(s) or agent(s) that is not the Licensed Compound.

1.5“Affiliate” shall mean any company or entity controlled by, controlling, or under common control with a Party or another entity. For the purpose of this definition, an entity shall be deemed to “control” another entity, if it owns directly or indirectly, more than fifty percent (50%) of the outstanding voting securities, capital stock, or other comparable equity or ownership interest of such entity, or possession, direct or indirect, of the power to direct or cause the direction of the management or policies of an entity (whether through ownership of securities or other ownership interests, by contract or otherwise).
1.6“Alliance Manager” shall have the meaning provided in Section 3.10.
1.7“Annual Net Sales” shall mean for a particular Licensed Product the total Net Sales for a particular Calendar Year.
1.8“Antibody” shall mean any antibody (including murine, chimeric, human, humanized, recombinant, transgenic, grafted, phage display derived, or single chain antibody), or antigen binding fragment thereof. [***]
1.9“Anti-Corruption Laws” shall mean all applicable anti-bribery and anti-corruption laws and regulations, including the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010 and the PRC Anti-Money Laundering Law and the comparable Applicable Laws of any countries in which candidates or Licensed Products, payments or services will be provided or procured under or pursuant to this Agreement.
1.10“Applicable Data Protection Law” shall mean all Applicable Laws in any jurisdiction relating to privacy or the processing or protection of personal data or personal information, including the General Data Protection Regulation (EU) 2016/679 (GDPR), the UK Data Protection Act 2018, the e-Privacy Directive (2002/58/EC) and the comparable in other jurisdictions and all guidance issued by any applicable data protection authority.
1.11“Applicable Laws” shall mean collectively the applicable provisions of any and all national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, administrative codes, guidance, ordinances, judgments, decrees, directives, injunctions, orders, of any Governmental Authority and any license, franchise, permit or similar right granted under any of the foregoing (including Regulatory Approvals) and any policies and other requirements of or from any court, arbitrator, Regulatory Authority or governmental agency or Governmental Authority having jurisdiction over or related to the subject item or subject person, including all applicable GXPs, Anti-Corruption Laws, Applicable Data Protection Laws, accounting and recordkeeping laws, export control laws and laws relating to interactions with health care professionals and Government Officials (as defined in Schedule 1.1).
1.12“Biologics License Application” or “BLA” shall mean an application requesting permission from the FDA to introduce, or deliver for introduction, a biological product into interstate commerce.
1.13“Biosimilar Product” shall mean with respect to a particular Licensed Product in a given country, a product comprising an ADC sold by a Third Party not authorized by Licensee or its Affiliates or Sublicensees that is approved by the applicable Regulatory Authority for such country through an application or submission filed with a Regulatory Authority for marketing approval of a biologic product claimed to be biosimilar or interchangeable to such Licensed Product, including an application filed under 42 U.S.C. § 262(k) (or any successor thereto) or any similar laws or regulations in a country outside the United States in reliance on data generated for a Regulatory Approval of such Licensed Product.
1.14“Business Day” shall mean any day that is not a Saturday, a Sunday or any other day on which banks are required or authorized by law to close in Mainz, Rhineland-Palatine (in Germany) or any government mandated holiday in Mainland China.
1.15“Calendar Quarter” shall mean each period of three (3) consecutive months commencing on January 1, April 1, July 1 or October 1 (or any portion thereof at the beginning or end of the Term or other relevant period).
1.16“Calendar Year” shall mean each period of twelve (12) consecutive months commencing on January 1 and ending on December 31 (or any portion thereof at the beginning or end of the Term or other relevant period).
1.17“Cell Banks” shall have the meaning provided in Section 6.3.
1.18“Change of Control” shall mean, with respect to either Party: (a) a merger, acquisition, reorganization, or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent more than fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, acquisition, reorganization, or consolidation; (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding securities of such Party; or (c) a transfer to a Third Party of all or substantially all of its assets relating to this Agreement.
1.19“Clinical Trial” shall mean a Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial, Registrational Trial or other human clinical trial conducted after the Regulatory Approval of a product in a country, which trial may be conducted to (a) enhance scientific knowledge of such product (e.g., for expansion of product labeling), (b) due to a request or requirement of a Regulatory Authority in such country, (c) is otherwise designed to establish that a product is reasonably safe for continued testing and to identify adverse reactions and ascertain the safety of the product, or (d) investigate the safety and efficacy of the product for its intended use, and to define warnings, precautions and adverse reactions that may be associated with the product in the dosage range to be prescribed.
1.20“CMC” shall mean chemistry, manufacturing and controls with respect to the Licensed Compound or Licensed Products.
1.21“CMC Materials” shall have the meaning provided in Section 6.2.
1.22“CMO” shall mean Third Party contract manufacturing organization.
1.23“Collaboration IP” shall mean [***].
1.24“Combination Product” shall [***].
1.25“Commercialization” shall mean, with respect to a product, any and all activities undertaken before and after obtaining Regulatory Approvals relating specifically to the pre-launch, launch, promotion, detailing, marketing, pricing, reimbursement, sale, importing, exporting or transporting such product, and distribution of such product, including strategic marketing, sales force detailing, advertising, market product support, all customer support, product distribution, and invoicing and sales activities, but excluding Development and Manufacturing. “Commercialize”, “Commercialized” and “Commercializing” shall have the correlative meanings.
1.26“Commercialization Phase” would mean [***].
1.27“Commercialization Plan” shall have the meaning provided in Section 7.2.
1.28“Commercially Reasonable Efforts” shall mean, [***].
1.29“Committee” shall have the meaning given in Section 3.4.
1.30“Competing Product” shall mean, [***].
1.31“Competitive Change of Control” shall mean a Change of Control of Duality where the incoming Third Party and/or its Affiliates is a Competitor.
1.32“Competitor” shall mean [***].
1.33“Confidential Information” shall mean all Know-How and other proprietary scientific, technical, clinical, marketing, financial or commercial information or Data Controlled by a Party or its Affiliates, which one Party or any of its Affiliates has furnished or made available to the other Party or its Affiliates, whether in oral, written or electronic form. The existence and terms of this Agreement shall be deemed Confidential Information of each Party.
1.34“Control” (including any variations such as “Controlled” and “Controlling”) shall mean, with respect to any Know-How, Patents or other intellectual property rights, possession by a Party or Third Party of the right, power and authority (whether by ownership, license, sublicense or otherwise, other than by virtue of any rights granted under this Agreement) to grant access to, to grant use of, or to grant a license or a sublicense to such Know-How, Patents or intellectual property rights without violating the terms of any agreement or other arrangement with any Third Party. Notwithstanding anything in this Agreement to the contrary, a Party and its Affiliates will be deemed to not Control any Know-How, Patents, or other intellectual property rights that are in-licensed or acquired by such Party or its Affiliates from a Third Party after the Effective Date, unless the other Party agrees to (a) comply with the terms and conditions of the agreement under which such Know-How, Patents, or other intellectual property rights were in-licensed or acquired by such Party; and (b) pay all amounts that such Party would be obligated to pay in connection with the grant, maintenance and exercise of a (sub)license as reasonably allocable to such other Party for use in its territory under such Know-How, Patents, or other intellectual property rights.
1.35“Cover” shall mean, [***].
1.36“CRO” shall mean a contract research organization.
1.37“Data” shall mean all data, including non-clinical data, preclinical data and clinical data, including pharmacological, biological, chemical, toxicological, clinical test, safety, clinical and analytical information, quality control, trial, stability and manufacturing processes and techniques data generated by or on behalf of a Party or its Affiliates or their respective Sublicensees (in case of Licensee) and (sub)licensees and other (sub)contractors (in the case of Duality) pursuant to activities conducted under this Agreement.
1.38[***]
1.39“Development” shall mean, with respect to a pharmaceutical or biological product, any research activities, all non-clinical and clinical drug development activities and processes, [***] regulatory affairs and other activities, in each case, which are reasonably necessary to prepare submissions for, and obtain or maintain, Regulatory Approval of such product and interacting with Regulatory Authorities regarding the foregoing, including lifecycle management studies and other activities. “Develop”, “Developed”, and “Developing” shall have the correlative meanings.
1.40“Development Budget” shall mean the Original ADC Licensed Product Development Budget and/or the Next Generation Development Budget, as the context admits.
1.41“Development Costs” shall mean [***].
1.42“Development Phase” shall mean the phase starting with the Effective Date to the First Commercial Sale of a Licensed Product during which either Party is conducting Development activities for such Licensed Product or Licensed Compound, or after Next Generation Option Exercise, the Next Generation ADC Licensed Product or Next Generation Licensed Compound.
1.43“Development Plan” shall mean the Original ADC Licensed Product Development Plan and/or the Next Generation Development Plan, as the context admits.
1.44“Disclosing Party” shall have the meaning provided in Section 10.1.
1.45“Disclosure Schedule” shall have the meaning provided in Section 11.2.
1.46“Dispute” shall have the meaning provided in Section 15.2.
1.47[***]
1.48“Duality Background IP” shall have the meaning provided in Section 12.1(a).
1.49“Duality CMO” shall mean any CMO engaged by Duality or any Affiliate of Duality.
1.50“Duality Competing Product” shall mean [***].
1.51“Duality Costs” shall mean any and all costs and expenses that are reasonably incurred by or on behalf of Duality and its applicable Affiliates after the Effective Date in conducting the Planned Trials, the Next Generation Added Trials and/or performing other Development activities as agreed hereunder in the Territory pursuant to this Agreement and the respective Development Plan. [***]
1.52"Duality Development Activities” shall have the meaning provided in Section 4.4(a).

1.53“Duality Immune Agonist ADC Product” shall have the meaning provided in Section 2.8.
1.54“Duality In-Licensed Agreements” shall mean each Agreement as set forth on Schedule 1.54.
1.55“Duality In-Licensed IP” shall mean any and all Patents or Know-How that is Controlled by Duality or any of its Affiliates pursuant to the Duality In-Licensed Agreements.
1.56“Duality Indemnitees” shall have the meaning provided in Section 14.1.
1.57“Duality Know-How” shall mean any and all Know-How (including Data) that (a) is Controlled by Duality or any of its Affiliates as of the Effective Date or at any time during the Term, and (b) are necessary or reasonably useful for the Development, Manufacture or Commercialization of or to otherwise exploit the Licensed Compound or Licensed Products, and/or after Next Generation Option Exercise, the Next Generation Licensed Compound or Next Generation ADC Licensed Products, in the Field in the Territory, including but not limited to, with respect to (a) and (b), the Know-How (including Data) contained in Duality Solely Owned Collaboration IP, [***]. Notwithstanding the foregoing, Duality Know-How shall not include (i) any Know-How (including Data) Controlled by any Third Party that becomes an Affiliate of Duality after the Effective Date as a result of a merger, acquisition or other similar transaction, unless such Know-How (including Data) is used by either Party in the Development, Manufacturing or Commercialization of the Licensed Compound or Licensed Products, and/or after Next Generation Option Exercise, the Next Generation Licensed Compound or Next Generation ADC Licensed Products, and (ii) any Know-How that is related to any Additional Active or other proprietary compound or product Controlled by Duality or any of its Affiliates. A description of Duality Know-How as of the Effective Date is attached hereto on Schedule 1.57.
1.58“Duality Licensed IP” shall mean Duality Know-How and Duality Patents. Duality Licensed IP includes Duality In-Licensed IP.
1.59“Duality Linker-Payload” shall mean [***].
1.60“[***]” shall mean any new or useful invention, discovery, adaptation, redesign, modification, improvement, enhancement, contribution or other desirable change generated in the course of performing activities under this Agreement solely relating to [***]. [***]
1.61[***]
1.62“Duality Linker-Payload Patents” shall mean any and all Patents claiming the Duality Linker-Payload.
1.63“Duality Patents” shall mean any and all Patents [***].
1.64“Duality Product Patents” shall mean any and all [***]
1.65“Duality Solely Owned Collaboration IP” shall have the meaning provided in Section 12.1(b).

1.66“Duality Solely Owned Collaboration Patents” shall have the meaning provided in Section 12.1(b).
1.67“Effective Date” shall have the meaning provided in the introductory paragraph of this Agreement.
1.68“Election Notice” shall have the meaning provided in Section 2.13.
1.69“EMA” shall mean shall mean the European Medicines Agency and any successor entity thereto.
1.70“Executive Officers” shall have the meaning provided in Section 3.6(a).
1.71“Experts” shall have the meaning provided in Section 15.1.
1.72“FDA” shall mean the U.S. Food and Drug Administration and any successor entity thereto.
1.73“Field” shall mean all uses.
1.74“First Commercial Sale” shall mean, with respect to a Licensed Product, [***].
1.75“Force Majeure Event” shall have the meaning provided in Section 16.11.
1.76“FTE” shall mean the equivalent of a full-time individual’s work time for a twelve (12) month period devoted to performing activities under the Agreement, where “full-time” is determined by [***] hours per Calendar Year. In the event that any individual who works full-time during a given Calendar Year works partially on the activities under this Agreement and partially on other work outside this Agreement, then the full-time equivalent to be attributed to such individual’s work hereunder for such Calendar Year shall be equal to the percentage of such individual’s total work time in such Calendar Year that such individual spent working on activities under this Agreement.
1.77“FTE Rate” shall mean [***] for the first [***] years from the Effective Date. After the [***] anniversary of the Effective Date, the FTE rate will be adjusted on an annual basis based on the higher of (i) the average inflation rate in the countries of the Territory where the Development activities are performed by Duality or (ii) the average salary increase in the relevant categories of Duality’s employees who participate in the project on the FTE basis; provided in either case that any such increase of FTE Rate each year shall not be more than [***].
1.78“Fully Burdened Manufacturing Cost” shall mean, with respect to any Original ADC Licensed Product, or after Next Generation Option Exercise, a Next Generation ADC Licensed Product, supplied by or on behalf of Duality: [***].
1.79“GCLP” shall mean any and all applicable laws, rules, regulations, guidelines and generally accepted standards and requirements regarding the treatment of human laboratory samples from Clinical Trials, including the relevant principles from GCP and the EMA’s reflection paper for laboratories that perform the analysis or evaluation of clinical trial samples, as amended from time to time.

1.80“GCP” shall mean any and all applicable laws, rules, regulations, guidelines and generally accepted standards and requirements regarding the ethical conduct of Clinical Trials, including without limitation the U.S. Code of Federal Regulations (CFR) Title 21, ICH GCP Guidelines E6(R2) as amended from time to time, national legislation implementing European Community Directive 2001/20/EC (if and as still applicable), European Community Directive 2005/28/EC, and, following the applicable transition periods, the Clinical Trial Regulation (EU) No. 536/2014 (the “CTR”) and the rules, regulations and guidelines applying in the context of the CTR, and the equivalent in other countries or regions.
1.81“Global Trial” shall mean a Clinical Trial designed to obtain Regulatory Approvals for a Licensed Product in multiple countries through the conduct of a Clinical Trial in multiple countries, regions and/or medical institutions and conducted as part of one (1) unified Clinical Trial or separately but concurrently in accordance with a common Clinical Trial protocol.
1.82“GLP” shall mean any and all applicable laws, rules, regulations, guidelines and generally accepted standards and requirements regarding quality control for laboratories to ensure the consistency and reliability of results, including without limitation the CFR Title 21, national legislation implementing European Community Directives 2004/9/EC and 2004/10/EC as amended, and the OECD Series on Principles of Good Laboratory Practice and Compliance Monitoring, and the equivalent in other countries or regions. For the purposes of this Agreement, GLP also includes the principles of Good Clinical Laboratory Practice and applicable guidelines promulgated under the ICH guidelines.
1.83“GMP” shall mean any and all applicable laws, rules, regulations, guidelines and generally accepted standards and requirements regarding the quality control and manufacturing of pharmaceutical products, including without limitation the CFR Title 21, Parts 11, 210, 211, 600 and 610, applicable ICH Guidelines including without limitation Q7 for “Active Pharmaceuticals Ingredients”, national legislation implementing European Community Directive 2001/83/EC and Commission Directive 2003/94/EC as amended, EudraLex – Volume 4 of the Rules Governing Medicinal Products in the European Union including annexes, the CTR, Commission Delegated Regulation 2017/1569, the Detailed Commission Guideline (2017) 8179, and the equivalent in other countries or regions.
1.84“Governmental Authority” is to be broadly interpreted and includes any multi-national or public international organization or authority, national, federal, state, local, municipal, provincial, foreign government or other governmental authority of any nature (including any governmental division, prefecture, branch, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal, or body entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, and any Regulatory Authority).
1.85“GXP” shall mean collectively, all relevant and applicable good practice quality guidelines and regulations, encompassing such internationally recognized standards as GMP, GCP, GLP and GCLP, Good Distribution Practice (GDP), Good Pharmacovigilance Practice, Good Pharmacoepidemiology Practice and Good Review Practice.
1.86“[***] Agreement” shall mean [***].
1.87“HKIAC” shall have the meaning given in Section 15.2.

1.88“ICH” shall mean the International Council for Harmonization of Technical Requirements for Pharmaceuticals for Human Use.
1.89“Immune Agonist ADC Product” shall mean [***].
1.90“IND” shall mean an investigational new drug application, clinical study application, Clinical Trial exemption, or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.
1.91“IND Data Package” shall have the meaning provided in Section 2.8.
1.92“Indemnitee” shall have the meaning provided in Section 14.3.
1.93“Indemnitor” shall have the meaning provided in Section 14.3.
1.94“Indication” shall mean, [***].
1.95“JDC” shall have the meaning provided in Section 3.3(b).
1.96“JIPC” shall have the meaning provided in Section 3.3(a).
1.97“[***]” shall have the meaning provided in Section 12.1(d).
1.98“[***]” shall have the meaning provided in Section 12.1(d).
1.99“JSC” shall mean the joint steering committee to be established by the Parties pursuant to Section 3.1.
1.100“Know-How” shall mean any and all technical, scientific, regulatory and other information, trade secrets, results, knowledge, techniques, materials (including cell lines) and data, in whatever form and whether or not confidential, proprietary, whether or not patentable, invention disclosures, plans, inventions, assays, designs, protocols, and formulas, processes, practices, methods, knowledge, know how, skill, experience, ideas, concepts, test data (including pharmacological, toxicological and clinical test data), analytical and quality control data, formulae, specifications, marketing, pricing, distribution, cost, sales, and manufacturing data or descriptions. “Know-How” includes any rights including copyright, database or design rights protecting such Know-How. For clarity, Know-How does not include issued Patents, published patent application or the inventions claimed thereby.
1.101“License Payments” shall have the meaning provided in Section 9.4(b).
1.102“Licensed Compound” shall mean the ADC developed by or on behalf of Duality and known as DB-1305 comprising [***] (as described in Schedule 1.102) and the Duality linker-payload known as L10P1021, the structures of which has been provided to Licensee in writing.
1.103“Licensed Product” shall mean any pharmaceutical product, in any dosage form, formulation, presentation, route of administration or package configuration containing the Licensed Compound and/or, upon Licensee’s option exercise, the Next Generation Licensed Compound as an active pharmaceutical ingredient, including but not be limited to (i) the Original ADC Licensed Product, (ii) after Next Generation Option

Exercise, the Next Generation ADC Licensed Product, (iii) [***], and (iv) [***]. The Licensed Product shall further include Combination Products.
1.104“Licensee Background IP” shall have the meaning provided in Section 12.1(a).
1.105“Licensee Competing Product” shall mean, [***].
1.106[***]
1.107“Licensee Indemnitees” shall have the meaning provided in Section 14.2.
1.108“Licensee Know-How” shall mean any and all Know-How that is Controlled by Licensee or any of its Affiliates and that is comprised by the Licensee’s Solely Owned Collaboration IP. Notwithstanding the foregoing, Licensee Know-How shall not include (i) any Know-How Controlled by any Third Party that becomes an Affiliate of Licensee after the Effective Date as a result of a merger, acquisition or other similar transaction, unless such Know-How is used by Licensee in the Development, Manufacture or Commercialization of the Licensed Compound or Original ADC Licensed Products or after Next Generation Option Exercise, the Next Generation ADC Licensed Product, and (ii) any Know-How that is related to any Additional Active or other proprietary compound or product Controlled by Licensee.
1.109“Licensee Licensed IP” shall mean the Licensee Know-How and Licensee Patents.
1.110[***]
1.111“Licensee Patents” shall mean any and all Patents that are Controlled by Licensee or any of its Affiliates and that are comprised by the Licensee Solely Owned Collaboration Patents. Notwithstanding the foregoing, Licensee Patents shall not include (i) any Patent Controlled by any Third Party that becomes an Affiliate of Licensee after the Effective Date as a result of a merger, acquisition or other similar transaction, and (ii) any Patent that Covers any Additional Active or other proprietary compound or product Controlled by Licensee provided that such Patent does not Cover the Licensed Compound or Original ADC Licensed Product, or after Next Generation Option Exercise, the Next Generation ADC Licensed Product.
1.112“Licensee Sole Development” shall have the meaning provided in Section 4.3(c)(v).
1.113“Licensee Sole Development Data” shall have the meaning provided in Section 4.3(c)(v).
1.114“Licensee Solely Owned Collaboration IP” shall have the meaning provided in Section 12.1(b).
1.115“Licensee Solely Owned Collaboration Patents” shall have the meaning provided in Section 12.1(b).
1.116“Losses” shall have the meaning provided in Section 14.1.
1.117“MAA” shall mean an application to a Regulatory Authority for the authorization to place a product on the market in the applicable country, region or a regulatory jurisdiction, including New Drug Application and Biologics License Application, and shall include all amendments and supplements thereto, filed with the applicable Regulatory Authority to gain authorization to place such product on the market in the applicable jurisdiction.
1.118“MAH” shall mean the holder of the Marketing Authorization.
1.119“Mainland China” shall mean the mainland of the People’s Republic of China.
1.120“Major [***] Market” shall mean [***].
1.121“Manufacture” shall mean, with respect to a Licensed Product, activities related to the manufacture and supply of such Licensed Product, including manufacturing supplies for Development or Commercialization, packaging, labeling, in-process and finished product testing, release of product or any component or ingredient thereof, quality assurance and quality control activities related to manufacturing and release of product, ongoing stability tests, storage, and shipment and regulatory activities directly related to any of the foregoing, but not including any Development or Commercialization activities. “Manufactured” and “Manufacturing” shall have the correlative meanings.
1.122“Manufacturing IP” shall mean any Patents and Know-How that (i) are generated, developed or conceived during the course of performing activities under this Agreement depending on Duality Licensed IP, and (ii) specifically related to, and (iii) are necessary for the Manufacture of the Duality Linker-Payload; notwithstanding the foregoing, Manufacturing IP shall exclude Licensee Background IP.
1.123“Marketing Authorization” shall mean the authorization by all relevant Regulatory Authorities of an MAA in a given country or regulatory region/jurisdiction and the granting of the required authorization for the sale of a product which will include any Pricing and Reimbursement Approvals if required by Applicable Law of the respective country to initiate marketing and selling of a product in such particular country.
1.124“MCB” shall mean the master cell bank.
1.125“Medical Affairs Activities” shall mean the coordination of medical information requests and field based medical scientific liaisons with respect to an Original ADC Licensed Product or after Next Generation Option Exercise, Next Generation ADC Licensed Product, including activities of medical scientific liaisons, activities involving key opinion leaders, and the provision of medical information services with respect to an Original ADC Licensed Product or after Next Generation Option Exercise, Next Generation ADC Licensed Product.
1.126“Multi-Specific ADC Product” shall mean [***].
1.127“Negotiation Period” shall have the meaning set forth in Section 2.13.
1.128“Net Sales” shall mean, [***]
(a)[***]
(b)[***];
(c)[***];

(d)[***]
(e)[***].
[***]
1.129“Next Generation ADC Licensed Product” shall mean any pharmaceutical product, in any dosage form, formulation, presentation, route of administration or package configuration containing the Next Generation Licensed Compound as an active pharmaceutical ingredient, but excluding any Additional Actives.
1.130“Next Generation Data Package” shall mean the package of data and information that shall be provided by Duality to the Licensee in order to assess the Pre-Clinical Proof-of-Concept of the Next Generation Licensed Compound and the Next Generation ADC Licensed Product.
1.131“Next Generation Development Budget” shall have the meaning as set out in Section 1.132.
1.132“Next Generation Development Plan” shall mean a written plan approved by the JSC, and amended from time to time in accordance with the terms of this Agreement, describing (i) the Development strategy for the Next Generation Licensed Compound and Next Generation ADC Licensed Product in the Territory and (ii) the material pre-clinical studies, Clinical Trials and regulatory activities proposed to be performed with respect to the Next Generation ADC Licensed Product as well as (iii) the associated budget regarding the Development activities, including but not limited to the Development Costs, such as the costs for the Development activities performed by Licensee, its Affiliates or its subcontractors as well as the Duality Costs (“Next Generation Development Budget”). The initial Next Generation Development Plan, unless otherwise agreed on by the Parties, will be agreed by the Parties no later than [***] months after Next Generation Option Exercise.
1.133“Next Generation Licensed Compound” shall mean [***].
1.134“Next Generation Option” shall have the meaning given in Section 2.9.
1.135"Next Generation Option Exercise” shall have the meaning given in Section 2.9.
1.136“Non-Arbitral Subject Matter” shall have the meaning given in Section 15.3.
1.137“Offer Notice” shall have the meaning given in Section 2.13.
1.138“Original ADC Added Trials” shall have the meaning provided in Section 4.2(b).
1.139“Original ADC Licensed Product” shall mean [***].
1.140“Original ADC Licensed Product Development Budget” shall have the meaning as set out in Section 1.141.
1.141“Original ADC Licensed Product Development Plan” shall mean the written plan, as amended from time to time in accordance with the terms of this

Agreement, describing (i) the Development strategy for the Licensed Compound and Original ADC Licensed Products in the Territory and (ii) the material pre-clinical studies, Clinical Trials and regulatory activities proposed to be performed with respect to the Original ADC Licensed Products (iii) the planned Third Party contract research organisations for the Development activities; as well as (iv) the associated budget regarding the Development activities, including but not limited to the Development Costs, such as the costs for the Development activities performed by Licensee, its Affiliates or its subcontractors as well as the Duality Costs (“Original ADC Licensed Product Development Budget”). The preliminary Original ADC Licensed Product Development Plan together with the preliminary Original ADC Licensed Product Development Budget is attached hereto as Schedule 1.141.
1.142“Party” shall mean Licensee or Duality individually, and “Parties” shall mean Licensee and Duality collectively.
1.143“Patents” shall mean (a) patent applications filed in the applicable jurisdiction; (b) all patents, including supplemental protection certificates, that have issued or in the future issue from any of the foregoing, including utility models, design patents and certificates of invention; and (c) all divisionals, continuations, continuations-in-part, reissues, re-examination certificates, renewals, extensions or additions to any such patents and patent applications (as applicable).
1.144“Pharmacovigilance Agreement” shall have the meaning provided in Section 5.6(c).
1.145“Phase I Clinical Trial” shall mean a human clinical trial of a product, the principal purpose of which explores the optimal dose and is a determination of initial tolerance or safety of such product in healthy volunteers or the target patient population, as described in 21 CFR 312.21(a) (as amended or any replacement thereof), or a similar clinical trial prescribed by the Regulatory Authority in a country other than the United States.
1.146“Phase II Clinical Trial” shall mean a human clinical trial of a product, the principal purpose of which is a determination of safety and efficacy in the target patient population, (i.e. “proof of concept”), as described in 21 C.F.R. 312.21(b) (as amended or any replacement thereof), or a similar clinical trial prescribed by the Regulatory Authority in a country other than the United States.
1.147“Phase III Clinical Trial” shall mean a human clinical trial of a product, the design of which is acknowledged by the FDA to be sufficient for such clinical trial to satisfy the requirements of 21 C.F.R. 312.21(c) (as amended or any replacement thereof), or a similar human clinical trial prescribed by the Regulatory Authority in a country other than the United States, the design of which is acknowledged by such Regulatory Authority to be sufficient for such clinical trial to satisfy the requirements of a pivotal efficacy and safety clinical trial.
1.148“Planned Trials” shall have the meaning given in Section 4.2(b).
1.149“Pre-clinical Proof-of-Concept” shall mean that the Next Generation Licensed Compound has successfully met the criteria as set out in Schedule 1.149, or as amended by mutual agreement of the Parties.
1.150“Pricing and Reimbursement Approval” shall mean, in any country where a Regulatory Authority authorizes reimbursement for, or approves or determines pricing or level of reimbursement for, pharmaceutical products, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization and/or pricing approval or determination (as the case may be).
1.151“Product Marks” shall have the meaning provided in Section 7.5.
1.152“Project Manager” shall have the meaning provided in Section 3.10.
1.153“Proposed Publication” shall have the meaning provided in Section 10.5(a).
1.154“Publication” shall have the meaning provided in Section 10.5.
1.155“Receiving Party” shall have the meaning provided in Section 10.1.
1.156“Reduced Royalty Rates” shall mean the reduced royalty rates for the [***] and [***] specified in tables 3 and 4 in Section 8.6.
1.157“Registrational Trial” shall mean, with respect to a product, a human clinical trial (regardless of whether such clinical trial is referred to as a “Phase II Clinical Trial”, “Phase IIb Clinical Trial”, “Phase II/III Clinical Trial”, “Phase IIb/III Clinical Trial” or “Phase III Clinical Trial”) for such product, the results of which, together with prior information concerning such product, are determined by the sponsor to be intended to be sufficient to establish that such product is safe and effective for its intended Indication to support the filing of an MAA. [***]
1.158“Regulatory Approval” shall mean any and all approvals, licenses, permits, registrations or authorizations of or from any Regulatory Authority that are necessary to market (including Marketing Authorization) and sell a pharmaceutical product in any country, region or other jurisdiction. For clarity, unless it is required by the Applicable Law to initiate marketing and selling of a product in a particular country, Regulatory Approval shall not include Pricing and Reimbursement Approval.
1.159“Regulatory Authority” shall mean with respect to a country, any national, federal, supranational, state or local regulatory agency, council, department, bureau or other governmental or regulatory authority having the administrative authority to regulate the development or marketing of pharmaceutical products in any country, region or jurisdiction. including the Regulatory Approvals.
1.160[***]
1.161“Regulatory Materials” shall mean, with respect to a product, regulatory applications (including MAA) and all applications, filings, submissions, notifications, materials, communications, registrations, Regulatory Approvals and/or other filings made to, received from or otherwise conducted with a Regulatory Authority in order to Develop, Manufacture, market, sell or otherwise Commercialize such product in a particular country, region or jurisdiction.
1.162“Remedial Action” shall have the meaning provided in Section 5.7.
1.163“Retained Territory” shall mean Mainland China, Hong Kong Special Administrative Region, and Macau Special Administrative Region.
1.164“Review Period” shall have the meaning provided in Section 10.5(a).

1.165"[***]” shall have the meaning provided in Section 2.13.
1.166“[***]” shall have the meaning provided in Section 8.8(d).
1.167“Royalty Term” shall have the meaning provided in Section 8.7.
1.168“Rules” shall have the meaning provided in Section 15.1.
1.169“SEC” shall have the meaning provided in Section 10.4(a)(i).
1.170“Selling Party” shall have the meaning as provided in Section 1.128.
1.171“Separate” shall mean, [***].
1.172“Solely Owned Collaboration IP” shall mean Duality Solely Owned Collaboration IP and Licensee Solely Owned Collaboration IP, as applicable.
1.173“Solely Owned Collaboration Patents” shall mean Duality Solely Owned Collaboration Patents and Licensee Solely Owned Collaboration Patents, as applicable.
1.174“Sublicense” shall mean a license, sublicense, covenant not to sue or other rights granted by Licensee to a Third Party under the rights it receives from Duality in accordance with Section 2.2, to Develop, Manufacture, Commercialize or otherwise exploit a Licensed Compound or a Licensed Product, and/or after Next Generation Option Exercise, the Next Generation Licensed Compound or Next Generation ADC Licensed Products, but excluding any grant of rights to or agreement with (a) any Third Party acting as a service provider or subcontractor for such Party or its Affiliates, or (b) any Third Party wholesaler, distributor, or the like.
1.175“Sublicensee” shall mean a Third Party that is receiving rights under a Sublicense.
1.176“Successful Completion” shall mean, [***].
1.177“Target” shall mean, with regard to an Antibody or ADC and a biological target in question, that such Antibody or ADC demonstrates meaningful binding activity to such biological target and “Targeting” shall be construed accordingly.
1.178“Tax Withholdings” shall have the meaning provided in Section 9.4(b).
1.179“Term” shall have the meaning provided in Section 13.1.
1.180“Territory” shall mean worldwide except the Retained Territory. For clarity, Territory shall include Taiwan.
1.181“Third Party” shall mean any entity other than Licensee and its Affiliates and Duality and its Affiliates.
1.182“Third Party Agreements” shall have the meaning provided in Section 4.4(c).
1.183“Third Party Claims” shall have the meaning provided in Section 14.1.

1.184“Trop2” shall mean (a) Trophoblast cell-surface antigen 2, and (b) any naturally occurring variants thereof, in each case including any isoforms, polymorphisms, variants, and truncated forms, and in each case to the extent such variant, isoform, polymorphism, variant and truncated form are produced from an allele of the same TACSTD2 gene.
1.185“UNCITRAL” shall have the meaning given in Section 15.2.
1.186“United States” or “U.S.” shall mean the United States of America, including its territories and possessions as recognized by the United Nations from time to time, but in all cases including, for clarity, Puerto Rico.
1.187“Updated Disclosure Schedule” shall have the meaning provided in Section 11.8.
1.188“US$” or “U.S. Dollars” shall mean U.S. dollars, the lawful currency of the U.S.
1.189“Upfront Payment” shall have the meaning provided in Section 8.1.
1.190“Valid Claim” shall mean [***].
1.191“WCB” shall mean the working cell bank.
1.192“Wind-Down or Transfer Plan” shall mean a plan for the wind-down or transfer of any ongoing Development, Manufacture and Commercialization (if any) activities of Licensee with respect to the Licensed Products for which the license grant in Section 2.1 has been terminated and the transfer of relevant Licensed Products, as applicable.
1.193“[***] Agreements” shall mean the [***] Cell Line Agreement as well as the following agreements: [***].
1.194“[***] Cell Line Agreement” shall mean [***].

Article 2
LICENSE
2.1    License Grant.
(a)Territory License Grant. Subject to the terms and conditions of this Agreement (including Duality’s retained rights in Section 2.4), Duality hereby grants and shall procure its Affiliates grant to Licensee and its Affiliates, during the Term, an exclusive (even as to Duality and its Affiliates), royalty-bearing license, with the right to sublicense through multiple tiers (in accordance with Section 2.2), under Duality Licensed IP to Develop, have Developed, Manufacture, have Manufactured, use, sell, offer for sale, import and otherwise Commercialize or have Commercialized or exploit the Licensed Compound or after Next Generation Option Exercise, the Next Generation Licensed Compound, and the Licensed Products in the Field in the Territory.

(b)Retained Territory License Grant. Subject to the terms and conditions of this Agreement (including Duality’s retained rights in Section 2.4), Duality hereby grants to Licensee a sole license under Duality Licensed IP to Develop, have Developed, Manufacture or have Manufactured the Licensed Compound or after Next Generation Option Exercise, the Next Generation Licensed Compound, and the Licensed Products in the Retained Territory solely for the purpose of Developing, Manufacturing and Commercializing the Licensed Products in the Field in the Territory.
2.2.    Sublicense Rights.
(a)Right to Sublicense. Subject to the terms and conditions of this Agreement, Licensee and its Affiliates shall have the right to grant Sublicenses through multiple tiers under Duality Licensed IP (including Duality In-Licensed IP), in each respect to (i) any Affiliate, or (ii) to any Third Party.
(b)Sublicense Terms. [***]
(c)Licensee’s Responsibility. Licensee shall use Commercially Reasonable Efforts to ensure that the performance by any of its Affiliates, Sublicensees and subcontractors hereunder is in accordance with the applicable terms of this Agreement. With respect to a patent challenge by the Sublicensee against any Duality Patents, if Licensee fails to cause such Sublicensee to cease such violation within a reasonable period of time, Licensee shall, in so far as it is not prohibited under the Applicable Laws, terminate the sublicense agreement.
2.3    Negative Covenants. In so far as it is not prohibited under the Applicable Laws, Licensee hereby covenants on a country-by-country basis not to, and not to permit or cause any Affiliate [***]. Notwithstanding the foregoing, this Section 2.3 shall in no way restrict [***], its Affiliates, its Sublicensees or their CMOs and other authorized Third Party under this Agreement from undertaking any research, Development, Manufacturing, Commercialization, or other exploitation or engaging in any activities involving [***] that anyone not subject to this Agreement may legally undertake before the Effective Date and during the Term in the Territory and elsewhere, [***]. [***]
2.4    No Implied Licenses; Retained Rights. No right or license under any Patents or Know-How of either Party is granted or shall be granted by implication. All such rights or licenses are or shall be granted only as expressly provided in the terms of this Agreement. Duality hereby expressly reserves all rights not expressly licensed to Licensee in Section 2.1, including (i) all rights under the Duality Licensed IP with respect to the Licensed Compound and Original ADC Licensed Products, or after Next Generation Option Exercise, the Next Generation Licensed Compound and Next Generation ADC Licensed Product in the Retained Territory, subject to Licensee’s co-exclusive license as set forth in Section 2.1(b), (ii) all rights under the Duality Licensed IP to exercise its rights or perform its obligations under this Agreement, and (iii) all rights under the Duality Licensed IP to conduct Development activities in the Territory for the sole purpose of Developing or Commercializing the Original ADC Licensed Products or Next Generation ADC Licensed Product in the Field in the Retained Territory; provided that any such Development activities in the Territory in relation to the Original ADC Licensed Product, or Next Generation ADC Licensed Product and Licensed Compound or Next Generation Licensed Compound shall be undertaken for Duality by Licensee or its Affiliates, or Sublicensees or Licensee’s designated subcontractors.
2.5    License to Duality. Licensee hereby grants to Duality a non-exclusive, non-transferrable, non-sublicensable (unless a sublicense was consented to by Licensee in writing and is in compliance with the license terms set out in Section 2.2(b), which would apply mutatis mutandis), royalty-free license under the Licensee Licensed IP, during the Term of this Agreement, solely to (i) perform, either itself, through its Affiliates, or through subcontractors, its obligations under this Agreement, including its Manufacturing and supply obligations under Sections 6.1, 6.4 and 6.5, and (ii) limited to the Field and the Retained Territory, to Develop, Manufacture or have Manufactured, or Commercialize the Licensed Compound or Original ADC Licensed Products or after Next Generation Option Exercise, the Next Generation Licensed Compound and Next Generation ADC Licensed Product. Duality shall use Commercially Reasonable Efforts to ensure that the performance by any of its Affiliates, sublicensees or subcontractors hereunder is in accordance with the applicable terms of this Agreement. With respect to a patent challenge by a (sub)licensee against any Licensee Patents, if Duality fails to cause such (sub)licensee to cease such violation within a reasonable period of time, Duality shall, in so far as it is not prohibited under the Applicable Laws, terminate such (sub)license agreement. Duality shall be responsible for any actions of its Affiliates, sublicensees and subcontractors who act on behalf of Duality to perform activities assigned to Duality (for or on behalf of Licensee) pursuant to this Agreement, to the same extent as if such actions had been taken by Duality itself, and Licensee shall have the right to proceed directly against Duality without any obligation to first proceed against such Affiliate, sublicensee and subcontractor.
2.6    Know-How and Technology Transfer.
Within [***] days of the Effective Date, Duality shall, at its cost and expense, provide to Licensee [***] the documents embodying all Duality Know-How, in original form and English language certified translations, (including but not limited to CMC documentation to the extent available to Duality or any of its Affiliates as of the Effective Date) Controlled by Duality or any of its Affiliates as of the Effective Date, including but not limited all Know-How that has been obtained by Duality under the [***] Agreement and the [***] Agreements as of the Effective Date, [***]. A description of such documents for the initial Know-How Transfer as of the Effective Date is attached as Schedule 2.6 hereto.
Thereafter, Duality shall promptly (and in any event no later than [***] from the existence of such Know-How) inform Licensee of the existence of any additional Duality Know-How that becomes Controlled by Duality after the Effective Date and during the Term, including Know-How agreed to be provided under or obtained under the [***] Agreement and the [***] Agreements. The Parties shall discuss the timing and means of the transfer of additional Duality Know-How.
Upon Licensee’s request, Duality shall provide, and shall cause Third Parties (including but not limited to the [***] and [***] entities that are party to the [***] Agreement or the [***] Agreements, as applicable) to provide (as applicable), electronic copies of such additional Duality Know-How (including CMC-Materials) and disclose, make available and support the onsite implementation of the Manufacturing process technology transfer to Licensee or Licensee’s Third Party manufacturer in accordance with Section 6.2 below, and at no additional cost to Licensee beyond the costs set out in Section 6.2.
2.7    Non-Competition.
[***]
2.8    Duality Immune Agonist ADC Product. [***]

2.9    Next Generation Licensed Compound or Next Generation ADC Licensed Product.
(a)Subject to the terms and conditions of this Agreement, Duality hereby grants to Licensee an exclusive option (for clarity, this option grant is fully paid-up by the payments made under this Agreement, no additional consideration is needed for this exclusive option) to obtain an exclusive license to Develop, have Developed, Manufacture, have Manufactured, Commercialize, have Commercialized or otherwise exploit in the Territory, any Next Generation Licensed Compound and/or Next Generation ADC Licensed Product, which may be exercised by Licensee in accordance with Section 2.9(b) (“Next Generation Option”).
(b)The Next Generation Option may be exercised by Licensee upon written notice to Duality at any time until [***] months after successful Pre-clinical Proof-of-Concept and full disclosure by Duality of the complete Next Generation Data Package (“Next Generation Option Exercise”). Licensee shall be entitled to request additional data and information required for due diligence to make an informed decision in relation to the exercise of this Next Generation Option. Licensee shall complete its due diligence on the Next Generation Licensed Compound and Next Generation ADC Licensed Product within [***] months after delivery of the complete Next Generation Data Package by Duality to Licensee. For clarity, the Next Generation Option shall expire if the Next Generation Option Exercise does not occur within such [***] month period.
(c)After the Next Generation Option Exercise with respect to a Next Generation Licensed Compound, any other Next Generation Licensed Compound (other than the one with respect to which Licensee exercised the Next Generation Option) would automatically qualify as Duality Competing Product and fall under the non-compete obligation of Duality in Section 2.7. If Licensee chooses not to exercise the Next Generation Option, any Next Generation Licensed Compound or Next Generation ADC Licensed Product (including the one with respect to which Licensee declined to exercise the Next Generation Option) would automatically become a Duality Competing Product and fall under the non-compete obligation of Duality in Section 2.7.
(d)For the avoidance of doubt, the Next Generation Option Exercise will not trigger any additional payments, such as upfront or milestone payments, other than those set forth in Section 8.3, 8.5 and 8.6 (ii).
2.10    [***]
2.11    [***]
2.12    Third Party Licenses. [***]
2.13    [***]

Article 3
GOVERNANCE
3.1    General. The Parties have already created a governance structure and committees for the implementation of the HER2 License and Collaboration Agreement dated March 31, 2023 (“HER2 Agreement”, such governance structure the “HER2 Governance Structure”). Unless otherwise agreed by the Parties in writing, the Parties agree that the HER2 Governance Structure shall apply to this Agreement, unless the HER2 Agreement is terminated by the Parties, or unless otherwise agreed by the Parties.
3.2    Joint Steering Committee. The Parties have established a JSC comprised of an equal number of representatives from each Party to approve, plan, coordinate, integrate monitor and oversee the Development, Manufacture and regulatory activities of the Parties’ in the Territory with respect to the Original ADC Licensed Product and/or, after Next Generation Option Exercise, the Next Generation Licensed Compound and Next Generation ADC Licensed Product and facilitate information exchange between the Parties under this Agreement. The JSC, as may be conducted through the applicable Subcommittee, shall in particular:
(a)review, discuss and coordinate the overall strategy for the Development of the Original ADC Licensed Products and/or, after Next Generation Option Exercise, the Next Generation Licensed Compound and Next Generation ADC Licensed Product in the Territory;
(b)discuss the status of the Development of the Next Generation Licensed Compound (before and after Next Generation Option Exercise);
(c)review, discuss and approve any proposed amendments or revisions to the Development Plan(s) of the Original ADC Licensed Products and/or, after Next Generation Option Exercise, the Next Generation Licensed Compound and Next Generation ADC Licensed Product including all related budgets of the Development activities;
(d)review, discuss and approve any study protocols relating to the Development Plan(s) (and any amendments thereto) of the Original ADC Licensed Products and/or, after Next Generation Option Exercise, the Next Generation Licensed Compound and Next Generation ADC Licensed Product;
(e)review, discuss and serve as a forum for the sharing of information between the Parties regarding the operation of any Development activities of the Original ADC Licensed Products in the Territory and in the Retained Territory and/or, after Next Generation Option Exercise, the Next Generation Licensed Compound and Next Generation ADC Licensed Product;
(f)oversee and coordinate the on-going disclosure, sharing and/or transfer of new Collaboration IP generated in or related to the Development of the Original ADC Licensed Products and/or, after Next Generation Option Exercise, the Next Generation Licensed Compound and the Next Generation ADC Licensed Product in the Territory;
(g)review and discuss any matters relating to the Regulatory Approvals and Regulatory Materials to be submitted to any Regulatory Authority in respect of the Original ADC Licensed Products in the Territory and matters relating to attending regulatory meetings or consultations with Regulatory Authorities in respect of the Original ADC Licensed Products and/or, after Next Generation Option Exercise, the Next Generation Licensed Compound and the Next Generation ADC Licensed Product in the Territory;
(h)coordinate supply of Original ADC Licensed Products and/or, after Next Generation Option Exercise, the Next Generation Licensed Compound and Next Generation ADC Licensed Product in accordance with Article 6;
(i)review and discuss the clinical protocol of and Duality’s potential participation in any Global Trial sponsored by Licensee or any of its Affiliates and Sublicensees, or Original ADC Added Trials; and

(j)perform such other functions as appropriate to further the purposes of this Agreement, as expressly set forth in this Agreement or as determined by the Parties in writing.
3.3    Subcommittees.
From time to time during the Term, the JSC may establish and disband one or more subcommittee(s) (each, a “Subcommittee”) to oversee particular activities of the Parties, and the JSC may assign to such subcommittee(s) duties or tasks independent of the duties of the JSC, or delegate part of such duties of the JSC to such subcommittee(s) as it deems necessary and appropriate.
(a)Joint IP Committee. Unless already existing under the HER2 Governance Structure, no later than [***] days after the Effective Date (unless otherwise agreed by the Parties), the JSC shall establish an intellectual property committee (the “Joint IP Committee” or “JIPC”) led by Licensee and comprised of an equal number of representatives from each Party. The JIPC shall provide a forum for discussion of the patenting strategies of the Licensed Compound, the Original ADC Licensed Products and/or, after Next Generation Option Exercise, the Next Generation Licensed Compound and Next Generation ADC Licensed Product, and coordinate the Parties’ efforts in accordance with the provisions set forth in Article 12 and other matters related to the prosecution and maintenance of intellectual property rights hereunder, including submissions to and addressing notices from Regulatory Authorities that relate to regulatory-patent linkage procedures and proceedings. The JSC shall determine the desired membership of the JIPC and once formed, Licensee’s committee members shall determine the time, place and procedure of meetings. [***]
(b)Joint Development Committee. Unless already existing under the HER2 Governance Structure, no later than [***] days after the Effective Date, the JSC shall establish a joint development committee (the “Joint Development Committee” or “JDC”) led by Licensee and comprised of an equal number of representatives from each Party. The JDC shall (i) oversee the implementation and progress of the Development Plan in the Territory, (ii) discuss and propose to the JSC for approval any amendments to the Development Plan, (iii) oversee any Global Trials.
3.4    Composition; Meetings. If not otherwise agreed for the HER2 Governance Structure, the JSC and each Subcommittee (each, a “Committee”) shall be composed of [***] representatives from each Party (or such other equal number of representatives of each of Licensee and Duality as the JSC may determine), and each Party shall notify the other Party of its initial JSC representatives within [***] days after the Effective Date. Each Party shall designate a representative to be the co-chairperson of the JSC and Licensee shall designate a representative to chair each Subcommittee led by it, in each case, who shall schedule meetings, prepare meeting agendas and meeting minutes and follow up on action items. Each Party may request and convene a Committee meeting and propose agenda therefor at any time. With respect to the JSC, these responsibilities will alternate between the Parties or each co-chairperson, as applicable, with Licensee’s co-chairperson taking the responsibility for the first meeting of the JSC. Each Party may change its representatives to the JSC (or any Subcommittee) from time to time in its sole discretion, effective upon notice to the other Party of such change. Each Party’s representatives in each Committee shall possess appropriate experience with respect to the issues falling within the functions of such Committee and requisite seniority within such Party’s organization, and shall have the authority to make decisions on behalf of the Party they represent.
3.5    Non-Member Attendance. Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend a meeting of any Committee

(in a non-voting capacity) in the event that the planned agenda for such Committee meeting would require such participants’ expertise; provided that if either Party intends to have any Third Party (including any consultant or counsel) attend such a meeting, such Party shall provide prior written notice to the other Party, shall obtain approval from such other Party for such Third Party to attend (which shall not be unreasonably withheld, conditioned or delayed by the notified Party), and shall ensure that such Third Party is bound by confidentiality and non-use obligations consistent with the terms of this Agreement.
3.6    Decision-Making. The representatives of each Party will have [***] vote at each Committee on all matters brought before such Committee. The Committees may not take any action or decide any matter except at a meeting attended by [***] representing each Party and with unanimous consent.
(a)JSC Decisions. Except where consent or approval on any matter by a Party is expressly required herein, if after reasonable discussion and good faith consideration of each Party’s view on any matter within the decision-making authority of the JSC (including those matters referred to the JSC by any Subcommittee), the representatives of the Parties on the JSC cannot reach an agreement as to such matter within [***] Days after such matter was brought to the JSC for resolution or after such matter has been referred to the JSC, such disagreement shall be referred to the Chief Executive Officer of Duality and Chief Executive Officer of Licensee (collectively, the “Executive Officers”) for resolution. If the Executive Officers cannot resolve such matter within [***] days (or such other timeframe as the JSC may request in consideration of the urgency of such referred matter) after such matter has been referred to them, then:
(i)[***] shall be entitled to make final decisions with respect to:
(A)[***]
(B)[***]
(C)[***]
(D)[***]; and
(ii)[***] shall be entitled to make final decisions on the [***]:
[***]; and
(iii)with respect [***]:
(A)[***] will have final decision-making authority with respect to matters relating to [***]; and
(B)[***] will have final decision-making authority with respect to matters relating to [***].
(b)JIPC Decisions. Except where consent or approval on any matter by a Party is expressly required herein, if after reasonable discussion and good faith consideration of each Party’s view on any matter within the decision-making authority of the JIPC, together with the assistance of each Party’s outside intellectual property counsel, the representatives of the Parties on the JIPC cannot reach an agreement as to such matter within [***] Days after such matter was brought to the JIPC for resolution or after such matter has been referred to the JIPC, such matter shall be escalated to the JSC by either Party.
(c)JDC Decisions. Except where consent or approval on any matter by a Party is expressly required herein, if after reasonable discussion and good faith consideration of each Party’s view on any matter within the decision-making authority of the JDC, the representatives of the Parties on the JDC cannot reach an agreement as to such matter within [***] Days after such matter was brought to the JDC for resolution or after such matter has been referred to the JDC, such disagreement shall be escalated to the JSC by either Party.
(d)Deadlock Resolution. In case of a deadlock with respect to the decision-making process of the JSC, Section 15.1 shall apply.
3.7    Limitations on Authority. The JSC shall have only such powers as are expressly assigned to it in this Agreement, and such powers shall be subject to the terms and conditions of this Agreement. Without limiting the generality of the foregoing, the JSC shall not have the power to amend this Agreement, shall not have power in relation to [***] or the [***], and no decision of the JSC may be in contravention of any terms and conditions of this Agreement. For clarity, the JSC shall have no decision-making authority regarding any Development, Manufacturing, Commercialization or other activity in the Retained Territory save as contemplated by Section 3.6(a) or otherwise expressly provided in this Agreement.
3.8    Meetings. The JSC will hold a meeting every [***] months until the Development Phase ends, and afterwards every [***] months, or as otherwise determined by the JSC. Such meetings may be in person, via videoconference, or via teleconference. The location of in-person meetings will be determined by the Parties. At least [***] Days prior to each JSC meeting, each Party shall provide written notice to the other Party of agenda items proposed by such Party for discussion at such meeting, together with appropriate information related thereto. Reasonably detailed written minutes will be kept for all JSC meetings. Meeting minutes will be prepared [***] and sent to each member of the JSC for review and approval within [***] Days after the meeting. Minutes will be deemed approved unless a member of the JSC objects to the accuracy of such minutes within [***] Days of receipt. In the event of any such objection that is not resolved by mutual agreement of the Parties, such minutes will be amended to reflect such unresolved dispute.
3.9    Discontinuation of JSC. The JSC shall continue to exist until the Parties mutually agree to disband the JSC. Once the JSC is disbanded, the JSC shall have no further obligations under this Agreement and, thereafter, the Alliance Managers shall be the points of contact for the exchange of information under this Agreement, and the Parties shall reach decision directly on matters that are subject to the decision of the JSC as set forth in Section 3.1.
3.10    Project and Alliance Managers. Each Party shall appoint an individual, who is an employee of such Party, to act as a project manager (the “Project Manager”) who shall be responsible for implementing and coordinating activities and facilitating the exchange of information between the Parties. Each Party shall appoint an individual, who is an employee of such Party, to act as its alliance manager under this Agreement within [***] Days after the Effective Date (the “Alliance Manager”). [***] The Project Managers shall: (a) serve as the primary points of contact between the Parties for the purpose of providing the other Party with information on the progress of a Party’s activities under this Agreement; (b) be responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties. The Alliance Managers shall: (a) serve as the primary points of contact between the Parties for any issues arising under this Agreement; (b) facilitate the prompt resolution of any disputes; and (c) attend JSC and Subcommittee meetings (in each case, as a non-voting participant); provided that the Alliance Managers shall not count toward the number of representatives that each Party may have on each such Committee. An Alliance Manager may also bring any matter to the attention of the JSC, if such Alliance Manager reasonably believes that such matter warrants such attention. Each Party may replace its Project Manager and Alliance Manager at any time upon written notice to the other Party.

Article 4
DEVELOPMENT
4.1    Overview; Diligence.
(a)Except as expressly provided herein with respect to the Planned Trials, Original ADC Added Trials (as applicable) or after Next Generation Option Exercise, the Next Generation Added Trials, Licensee (itself and through its Affiliates and their respective Sublicensees) shall be responsible, at its own expense, for the Development of the Original ADC Licensed Products or after the Next Generation Option Exercise, Next Generation ADC Licensed Product in the Field in the Territory under the oversight of JSC. Without limiting the generality of the foregoing, Licensee shall, in accordance with the Development Plan (i) use Commercially Reasonable Efforts to Develop and seek Regulatory Approval for [***] in the Field in [***], and (ii) perform the Development activities assigned to it under the Development Plan(s) in compliance with Applicable Laws (including GXPs), with reasonable due care and in conformity with current generally accepted industry standards and procedures. Licensee shall use Commercially Reasonable Efforts to adhere to the timelines set forth in the Development Plan. For the avoidance of doubt, Licensee shall have fulfilled its diligence obligation under Section 4.1(a) (i) if it has used Commercially Reasonable Efforts to develop and seek Regulatory Approval for either the Original ADC Licensed Products or a Next Generation ADC Licensed Product in [***]. Licensee is not obliged to develop and/or seek Regulatory Approval for both the Original ADC Licensed Products and the Next Generation ADC Licensed Product. For the avoidance of doubt, as regards the Clinical Trials in the Retained Territory, unless otherwise agreed under this Agreement, Duality shall be solely responsible at is own expenses, for the Development of the Original ADC Licensed Products and the Next Generation ADC Licensed Product in the Retained Territory.
(b)Without limiting the foregoing, Licensee shall use Commercially Reasonable Efforts to (i) make all regulatory submissions to the applicable Regulatory Authorities within the Territory in respect of the Original ADC Licensed Product, or after Next Generation Option Exercise, the Next Generation ADC Licensed Product; and (ii) obtain Regulatory Approval for Original ADC Licensed Products, or after Next Generation Option Exercise, the Next Generation ADC Licensed Product; in the Territory, in each case of (i) and (ii) in accordance with the Development Plan.
4.2    Development of Original ADC Licensed Product.
(a)Development Plan. The initial Original ADC Licensed Product Development Plan, which sets forth the scope, timelines and responsibilities of each Party of the Development activities to be conducted by or on behalf of Licensee in order to obtain Regulatory Approvals for the Original ADC Licensed Products in the Territory is attached hereto as Schedule 1.141. The Original ADC Licensed Product Development Plan shall in particular set out the Original ADC Licensed Product Development Budget allocated to these Development activities. From time to time during the Term, either Party may propose written amendments and updates to the then-current Original ADC Licensed Product Development Plan, and shall submit such amendments and updates to the JSC for review and approval. Any amendment of the Original ADC Licensed Product Development Plan and the Original ADC Licensed Product Development Budget shall become effective only upon the approval of the JSC.
(b)Clinical Trials to Be Conducted by Duality in the Territory. As of the Effective Date and as set forth in the Original ADC Licensed Product Development Plan, the Parties have agreed that Duality will conduct, at its own cost and expense, the Clinical Trials in the Territory until the [***] in accordance with the Development Plan and in compliance with all Applicable Laws (together, “Planned Trials”); [***].
(c)Global Trials. [***]
[***]
(d)Phase [***] Clinical Trial.
[***]
4.3    Development of Next Generation ADC Licensed Product.
(a)General. [***]
(b)No Next Generation Option Exercise. [***]
(c)After Next Generation Option Exercise.
[***]
4.4    Duality Development Activities.
(a)Where Duality is responsible for conducting Development activities under this Agreement in the Territory, including but not limited to conducting the Planned Trials, and if applicable, the Original ADC Added Trials and, after the Next Generation Option Exercise the Development of the Next Generation Licensed Compound and Next Generation ADC Licensed Product in accordance with Section 4.3, and, if applicable the Next Generation Added Trials (“Duality Development Activities”), [***]
(b)Any intended delegation of the Duality Development Activities or any part thereof to a subcontractor shall be communicated to Licensee via the JDC in advance and shall be reflected in the initial (and updated) Development Plan, already listing the subcontractors that Duality intends to involve. The delegation to any such subcontractor requires Licensee’s prior written consent which shall not be unreasonably withheld, conditioned or delayed; provided that Licensee shall be deemed to have given its consent if Licensee’s Project Manager and Licensee’s Alliance Manager, who were informed about the identity of the subcontractor via the JDC, do not respond within [***] Days after both Licensee’s Project Manager’s and Licensee’s Alliance Manager’s receipt of written notice from Duality; provided further that such notice contains sufficient information for Licensee to make an informed decision. . A response by Licensee can also be a request for further information or comments.
(c) Duality shall, upon request by Licensee, (i) keep Licensee copied on the main communications regarding the contract negotiations with the subcontractor and Licensee may decide, in its own discretion, to participate in the contract negotiations with the subcontractor; provided that Duality does not need to reschedule negotiations because of Licensee’s unavailability, and (ii) provide Licensee with a copy of any draft subcontractor agreement proposed to it with respect to the Duality Development Activities or Manufacture activities (such subcontractor agreements the “Third Party Agreements”), including but not limited to agreements with CROs. Such Third Party Agreements shall be in the English language. Any such Third Party Agreement will only be signed after obtaining a written consent of Licensee which shall not be unreasonably withheld, conditioned or delayed; provided that Licensee shall be deemed to have given its consent if Licensee’s Project Manager and Licensee’s Alliance Manager were copied on the main communications regarding the contract negotiations, given the opportunity to participate in the contract negotiation, and regularly updated on the progress of the negotiations (together with the draft Third Party Agreement) and do not respond within [***] Days after both Licensee’s Project Manager’s and Licensee’s Alliance Manager’s receipt of a full copy of such draft Third Party Agreements and the written notice from Duality. A response by Licensee can also be a request for further information (i.e. not information that has been provided) or comments.
4.5    Development Records. Each Party shall maintain or cause to be maintained complete, current and accurate records of all activities conducted by or on behalf of it pursuant to the Development Plan(s), and all Know-How and other information resulting from such activities. For Duality this shall also apply to any Development activities with respect to the Next Generation Licensed Compound or Next Generation ADC Licensed Product. Such records shall fully and properly reflect all work done and results achieved in the performance of the Development activities in good scientific manner appropriate for regulatory and patent purposes. Each Party shall, and shall ensure that its Affiliates, their Sublicensees and subcontractors will, document all non-clinical studies and Clinical Trials in formal written study records in accordance with all Applicable Laws, including applicable national and international guidelines such as ICH, GCLP, GCP and GLP. To the extent permitted by the Applicable Laws, each Party shall have the right to review and copy such records of the other Party at reasonable times and to obtain access to review the original to the extent necessary or useful for regulatory, patent or other reasonable purposes for the purpose of fulfilling its obligations under this Agreement upon reasonable notice to such other Party and at a time and location mutually acceptable to the Parties.
4.6    Development Reports. Each Party shall keep the other Party reasonably and timely informed of the progress and results of its and its Affiliates’, subcontractors’ and Sublicensees’/(sub)licensees’ work under the Development Plan(s) (including prompt reporting of available pre-clinical and clinical data). For Duality this shall also apply to any Development activities of Duality with respect to the Next Generation Licensed Compound or Next Generation ADC Licensed Product. Without limiting the generality of the foregoing, each Party shall provide the other Party with a written report no later than [***] days after the end of each Calendar Year setting forth in details the Development activities performed during such Calendar Year and the results thereof, and comparing such activities with the Development Plan(s) for such time period. Such reports prepared by each Party shall be provided at a level of detail reasonably sufficient to enable the other Party to determine the other Party’s compliance with its obligations under this Agreement. At each JSC meeting, the Parties shall discuss the status, progress and results of the Development activities conducted by the Parties pursuant to this Agreement. Each Party shall promptly respond to the other Party’s reasonable questions or requests for additional information relating to such Development activities. In the event that Duality is engaged by Licensee to conduct Duality Development Activities in the Territory, Duality shall send the Development report [***], setting forth in more detail the Duality Development Activities performed [***].

Article 5
REGULATORY
5.1    Overview of Conduct of Regulatory Activities.
(a)Licensee (itself and through its Affiliates and Sublicensees, as applicable) shall be responsible for all of the costs for all regulatory activities with respect to the Licensed Products in the Territory after the Effective Date. [***], Licensee (or its Affiliate or Sublicensees) shall be the sponsor and holder of all Regulatory Approvals for the Licensed Products in the Territory. For clarity, Licensee (or one of its Affiliates or their Sublicensees) shall always be the MAH of the Original ADC Licensed Products and/or, after Next Generation Option Exercise, the Next Generation Licensed Compound and Next Generation ADC Licensed Product in the Territory.
(b)Following [***] days after the Effective Date, Duality shall provide Licensee with one (1) electronic copy of the Regulatory Materials related to the Licensed Compound and Original ADC Licensed Products in the Territory existing and possessed by Duality as of the Effective Date. At any time during the Term, if Duality is the sponsor or holder of the Regulatory Materials and upon Licensees’ written request, Duality shall provide Licensee with electronic copies of the Regulatory Materials related to the Licensed Compound or Original ADC Licensed Products and/or, after Next Generation Option Exercise, the Next Generation Licensed Compound and Next Generation ADC Licensed Products in the Territory received and possessed by Duality after the Effective Date promptly and in any event no later than [***] Days after such Regulatory Materials become available.
5.2    Regulatory Filing; Ownership.
(a)Regulatory Filings. Except with respect to regulatory filings related to the Planned Trials and Original ADC Added Trials (if any), for which Duality shall be responsible unless the Parties agree otherwise, (i) Licensee (and its Affiliates or Sublicensee, as applicable) shall lead and have sole control over preparing and submitting all regulatory filings related to the Licensed Compound and Original ADC Licensed Products and/or, after Next Generation Option Exercise, the Next Generation Licensed Compound and Next Generation ADC Licensed Product, including all applications for Regulatory Approval, in the Territory at Licensee’s sole cost and expense, and (ii) Duality shall be responsible for the preparation and submission of any regulatory filings in the Retained Territory at Duality’s sole cost and expense. With respect to regulatory filings for the Planned Trials or and the Original ADC Added Trials (if any) that are prepared by Duality, Duality shall submit all such regulatory filings to the JSC for its review and approval.
(b)Ownership. Other than any Regulatory Approvals or applications therefor that are related to the Planned Trials or Original ADC Added Trials (if any), for which Licensee has designated Duality to be the sponsor and with respect to which Section 5.4 applies, Licensee (or its Affiliates or Sublicensees, as applicable) shall own any and all Regulatory Approvals (and applications for Regulatory Approvals), and any other regulatory filings related to the Licensed Compound and Original ADC Licensed Products and/or, after Next Generation Option Exercise, the Next Generation Licensed Compound and Next Generation ADC Licensed Product in the Territory, including Data and data in the regulatory filings and Regulatory Materials, which shall be held in the name of Licensee or its designees.

(c)English Translation. To the extent that the original language is not English, Duality shall provide Licensee with a certified full English translation of all Regulatory Materials.
5.3    Interactions with Regulatory Authorities. Insofar as it relates to the Planned Trials and Original ADC Added Trials (if any) where Licensee has confirmed and consented in writing that Duality is the sponsor, Duality shall lead interactions with Regulatory Authorities in the Territory; provided that JSC shall have final decision making authority in relation to such interactions with Regulatory Authorities and Duality shall follow all instructions provided to it by the JSC in this regard and Duality shall provide Licensee with (i) access to or copies of all material written or electronic communication received by Duality or its Affiliates from any Regulatory Authorities in the Territory and in the Retained Territory (if applicable), and (ii) copies of all meeting minutes with any Regulatory Authorities in the Territory and in the Retained Territory (if applicable). In addition, Duality shall provide Licensee with written notice of any scheduled material meeting, conference, or discussion with a Regulatory Authority related to Regulatory Approvals related to the Planned Trials and Original ADC Added Trials (if any). Licensee (or its designee) shall have the right to (i) attend and participate in all such meetings with Regulatory Authorities related to the Planned Trials, Original ADC Added Trials (if any) and Next Generation Added Trials (if any), and all telephone conferences and preparation meetings of Duality or its Affiliates related to any such meeting, (ii) provide input on the regulatory filings in the Territory and in the Retained Territory (to the extent this impacts the position of Licensee in the Territory), and (iii) have final decision making authority in relation to any unsettled matter between the Parties with respect to regulatory filings in the Territory. Subject to the foregoing, Licensee (and/or its Affiliates, or Sublicensees as applicable) shall have the sole right to conduct all communications with Regulatory Authorities, including all meetings, conferences and discussions (including advisory committee meetings), with regard to the Licensed Compound and Original ADC Licensed Products and, after Next Generation Option Exercise, all Next Generation Licensed Compound and Next Generation ADC Licensed Products, in the Territory, including in respect of the Original ADC Added Trials where Licensee (or its Affiliates or Sublicensees, as applicable) is the sponsor (if any). Without limiting the forgoing, the Parties agree that they will collaborate with each other as necessary to ensure the successful progression of interactions with Regulatory Authorities with respect to all trials relating to the Licensed Compound and Original ADC Licensed Products, and/or after Next Generation Option Exercise, all Next Generation Licensed Compound and Next Generation ADC Licensed Product, in the Territory and in the Retained Territory (to the extent this impacts the position of Licensee in the Territory).
5.4    [***]. [***], Duality shall transfer and assign, or shall cause the transfer or assignment, to Licensee or its designee (at Duality’s cost and expense for Planned Trials and at Licensee’s cost and expense for Original ADC Added Trials), Duality’s, or any of its Affiliates’, entire right, title, and interest in and to all IND and other Regulatory Approvals in the Territory, if any, and transfer all Regulatory Materials with respect to the Licensed Compound and Original ADC Licensed Products, and/or, after Next Generation Option Exercise, all Next Generation Licensed Compound and Next Generation ADC Licensed Product, in the Territory that are owned, controlled or possessed by Duality or any of its Affiliates, unless the Parties agree otherwise.
5.5    Replacement. At any time during the Term, Licensee may decide to replace Duality to be the sponsor of any Planned Trials and Original ADC Added Trials or Next Generation Added Trials (if any) in the Territory. Once Licensee informs Duality by written notice of its decision to replace Duality as the sponsor of any such Clinical Trials in the Territory, Duality shall within [***] days after receipt of such written notice from Licensee (a) transfer to Licensee all Regulatory Materials (including but not limited to the applicable IND, protocol and investigator’s brochure) in connection with each of its ongoing Clinical Trials as of the date of such notice and (b) use commercially reasonable efforts to facilitate Licensee’s introduction to applicable CROs, study site(s) and investigator(s) in connection with each such Clinical Trial in order to assist Licensee in transferring such Clinical Trial to Licensee, in each case ((a) and (b)) in accordance with Applicable Law and accepted pharmaceutical industry norms and ethical practices. To the extent that the original language of the Regulatory Materials is not English, Duality shall provide a certified full English translation of all documents to Licensee. Licensee shall be responsible for all costs and expenses reasonably incurred by Duality in relation to or as a result of such replacement; provided that if the replacement was caused by a breach of the applicable terms of this Agreement, Applicable Laws or the GXP by Duality, the costs and expenses reasonably incurred by Licensee in relation or as a result of such replacement shall be borne by Duality.
5.6    Data Access; Right of Reference; Access to Regulatory Materials; pharmacovigilance; audit.
(a)[***]
(b)[***]
(c)[***]
(d)Within [***] days of the Effective Date, the Parties shall enter into a pharmacovigilance agreement (the “Pharmacovigilance Agreement”) regarding the Licensed Compound and Original ADC Licensed Products which shall set forth standard operating procedures governing the collection, investigation, reporting, and exchange of safety information sufficient to permit each Party to comply with its regulatory and other legal obligations within the applicable timeframes. After Next Generation Option Exercise, the Parties shall enter into a Pharmacovigilance Agreement regarding the Next Generation Licensed Compound and Next Generation ADC Licensed Product. In the event of any inconsistency between the terms of this Agreement and the Pharmacovigilance Agreement(s), the terms of this Agreement shall prevail and govern, except to the extent such conflicting terms relate directly to the pharmacovigilance/safety responsibilities of the Parties (including the exchange of safety data), in which case the terms of the Pharmacovigilance Agreement(s) shall prevail and govern. Prior to the Parties entering into the Pharmacovigilance Agreement, Duality is and shall continue to be the owner of the global safety database for the Original ADC Licensed Products. Unless otherwise agreed by the Parties in the Pharmacovigilance Agreement, the Pharmacovigilance Agreement can be amended at Licensee’s request during the Term and as a preparation to the Commercialization, at least [***] months’ ahead of the first MAA submission.
(e)At any time during the Term, upon reasonable prior notice, during regular business hours and under obligations of confidentiality, Licensee (or its designees) shall be entitled to audit (i) any of Duality’s or its Affiliates’, or any of their respective CROs’ or CMOs’ manufacturing sites; and (ii) any of Duality’s, its Affiliates’ clinical sites, as selected by Licensee in its sole discretion, to assess Duality’s compliance with all GXPs and all matters arising under the Pharmacovigilance Agreement, in each case of the foregoing (i) and (ii), only in respect of any Clinical Trials run by Duality for Licensee in the Territory; provided that such audit shall not be conducted more than once in any given Calendar Year, unless it is a for-cause audit. If (a) such audit by Licensee identifies any material non-compliance by Duality (via its subcontractors) or its Affiliates (via its subcontractors) of the GXPs or the Pharmacovigilance Agreement in the Territory, and (b) such material non-compliance is confirmed to be an uncured material breach on the part of Duality pursuant to Section 13.3, then the provisions of Section 13.8 shall apply.

5.7    Remedial Actions. Each Party shall notify the other immediately, and promptly confirm such notice in writing, if it obtains information indicating that any Original ADC Licensed Product or Next Generation ADC Licensed Product may be subject to any recall, corrective action, patent regulatory procedures or other regulatory action in the Territory or the Retained Territory by any Governmental Authority or Regulatory Authority (a “Remedial Action”). The Parties shall assist each other in gathering and evaluating such information as is necessary to determine the necessity of conducting a Remedial Action. The Parties shall collaborate in good faith and endeavor to reach an agreement on Remedial Action related decisions save that were there is any unsettled issues in relation to any Remedial Action related matters (i) with respect to the Territory, Licensee shall have the final decision making authority and Duality shall take all actions reasonably requested by Licensee in relation to such Remedial Action, save that where such Remedial Action is reasonably likely to impact Duality’s position in respect of the Original ADC Licensed Product, the Next Generation ADC Licensed Product or any Regulatory Authorities in the Retained Territory, no action will be taken by Licensee (unless immediate action is required to comply with Applicable Laws and mitigate further damage arising from the Remedial Action) without Duality’s prior written consent, and (ii) with respect to the Retained Territory, Duality shall have the final decision making authority and Licensee shall take all actions reasonably requested by Duality in relation to such Remedial Action, save that where such Remedial Action is reasonably likely to impact Licensee’s position in respect of the Original ADC Licensed Product, the Next Generation ADC Licensed Product or any Regulatory Authorities in the Territory, no action will be taken by Duality without Licensee’s prior written consent. The cost and expenses of any Remedial Action shall be borne by the Party whose action or inaction caused the Remedial Action of the Original ADC Licensed Product or the Next Generation ADC Licensed Product.

Article 6
MANUFACTURE & SUPPLY
6.1    Costs of CMC Activities. Duality will conduct CMC activities for the Original ADC Licensed Products and/or, after Next Generation Option Exercise, the Next Generation ADC Licensed Product according to the scope as agreed upon by the Parties in the Development Plan. [***]
6.2    Transfer of CMC Materials from Duality to Licensee, and transfer of Manufacturing process. In addition to the CMC documentation in the Know-How transfer under Section 2.6 above, within [***] following Licensee’s request (such request is at any time during the Term at Licensee’s discretion), and thereafter from time to time during the Term upon Licensee’s reasonable advance request and to the extent not previously provided, Duality shall provide to Licensee (or its designees) the updated CMC-related technical documents and CMC-related technology (and any associated manufacturing process technology with regards to manufacturing of antibody, the linker-payload and the DS, DP (drug substance, drug product) of the Licensed Compound), in original form and English language certified translations, that are necessary or reasonably useful for the Manufacture of the Licensed Compound and Original ADC Licensed Product, and/or, after Next Generation Option Exercise, for the Manufacture of the Next Generation Licensed Compound and the Next Generation ADC Licensed Product and are Controlled by Duality or any of its Affiliates as of the Effective Date and which become Controlled by Duality or any of its Affiliates during the Term (“CMC Materials”), and all customs and technology export licenses required by Applicable Law for such transfer(s), if any. Within [***] of Licensee’s request, Duality or a Duality CMO shall provide Licensee (or its designee) with reasonable consultation and on-site support in respect of the CMC-related technology and associated manufacturing process technology transferred to Licensee pursuant to this Section 6.2. Any assistance required from Duality or Duality’s CMO, the [***] will be free of charge to Licensee. Any additional assistance in excess of [***] will be at the Licensee’s cost and expense, provided that Licensee will in this case pay the reasonable and market standard FTE rate incurred by Duality’s or Duality CMO’s employees involved in such consultation and/or on-site support. For clarity, Licensee will not pay any manufacturing technology transfer fee owed by Duality to a Duality CMO or another Third Party. The conclusion of new Third Party agreements regarding the CMC activities contemplated under Section 6.1 or the amendment of existing Third Party agreements regarding the same shall be subject to Licensee’s prior written approval.
6.3    Transfer of Cell Banks. The Parties will enter into a separate quality agreement and thereafter a supply agreement to manage the logistics and shipping of the transfer of the MCB and WCB (collectively, including cell banks that are developed in future, “Cell Banks”) used for the Manufacturing of the Antibody incorporated into the Licensed Products, with the respective negotiations to be commenced within [***] days after the Effective Date. [***]
6.4    Initial Clinical Supply. Except for [***] and Licensee’s agents, which supply shall be provided by Licensee in accordance with Section 4.2(c) and 4.2(d), Duality shall, by itself or through one or more Duality CMO(s) in the Retained Territory, supply to Licensee [***] to Licensee’s designated location [***] and in accordance with a separate clinical supply agreement as contemplated below; provided that Licensee shall be [***]. Unless otherwise agreed by the Parties, the Parties shall negotiate in good faith a clinical supply agreement and related quality agreement with such negotiation to be commenced within [***] days after the Effective Date and, unless otherwise agreed between the Parties, completed no later than [***] days after the Effective Date, which clinical supply agreement shall contain customary language regarding supply of the Licensed Compound or Original ADC Licensed Products, or, after Next Generation Option Exercise, the Next Generation ADC Licensed Products to Licensee (including equitable allocation in the event of disruption to or shortage of product supply, and Licensee’s right to audit any of Duality’s or its Affiliates’, or any of their respective CROs’ or CMOs’ manufacturing sites). [***]
6.5    Ongoing Supply. Except as may otherwise be provided under the clinical supply agreement entered into by the Parties pursuant to Section 6.4 and until the Licensee has qualified a new manufacturing site to Manufacture the Licensed Compound and the Original ADC Licensed Products, or after Next Generation Option Exercise the Next Generation Licensed Compound and the Next Generation ADC Licensed Product in the Territory, Duality shall be solely responsible for Manufacturing the Licensed Compound and Original ADC Licensed Products and/or after Next Generation Option Exercise, the Next Generation Licensed Compound and the Next Generation ADC Licensed Product intended for use (either Clinical Trial use or commercial use) in the Territory, and Licensee shall be solely responsible for the associated costs and expenses of such Manufacturing activities. Once the Original ADC Licensed Product or Next Generation ADC Licensed Product is approved, [***].

Article 7
COMMERCIALIZATION MATTERS
7.1    Overview; Diligence. Subject to the terms and conditions of this Agreement (including the diligence obligations set forth below), Licensee (itself or through its Affiliates or Sublicensees, as applicable) shall be solely responsible for Commercialization of the Original ADC Licensed Products or after Next Generation Option Exercise, the Next Generation ADC Licensed Product in the Field in the Territory, including: (i) developing and executing a commercial launch and pre-launch plan, (ii) developing the global pricing strategy and negotiating with applicable Governmental Authorities regarding price and reimbursement of such Original

ADC Licensed Products or Next Generation ADC Licensed Products; (iii) marketing, advertising and promotion; (iv) booking sales; (v) distribution and handling all aspects of order processing, invoicing and collection, inventory and receivables; (vi) providing customer support, and performing other related functions; (vii) conforming its practices and procedures to Applicable Laws relating to the marketing, detailing and promotion of the Original ADC Licensed Products or Next Generation ADC Licensed Products in the Field; and (viii) developing and implementing the global and local Medical Affairs Activities and medical information infrastructure required in the Field in the Territory. Licensee shall bear all of the costs and expenses incurred in connection with such Commercialization activities in the Territory. Licensee shall use Commercially Reasonable Efforts to launch [***] in [***]. For the avoidance of doubt, Licensee shall have fulfilled its diligence obligation under this Section 7.1 if it has used Commercially Reasonable Efforts to launch either the Original ADC Licensed Products or the Next Generation ADC Licensed Product in [***].
7.2    Commercialization Plan. No later than [***] months before the anticipated date of the submission of the first MAA for an Original ADC Licensed Product or, after Next Generation Option Exercise, the Next Generation ADC Licensed Product in the Territory, Licensee shall prepare a written Commercialization plan that sets forth the timeline and details of all major Commercialization activities planned for such Original ADC Licensed Product or such Next Generation ADC Licensed Product in the Territory (the “Commercialization Plan”). The Commercialization Plan shall be updated [***].
7.3    Coordination of Commercialization Activities. The Parties recognize that they may benefit from the coordination of certain activities in support of the Commercialization of an Original ADC Licensed Product or Next Generation ADC Licensed Product across their territories. As such, the Parties may coordinate such activities where appropriate, including scientific and medical communication and Original ADC Licensed Product or Next Generation ADC Licensed Product positioning. For clarity, Licensee shall not conduct any Commercialization of any Original ADC Licensed Product or Next Generation ADC Licensed Product outside the Territory without Duality’s express prior written consent and Duality shall not conduct any Commercialization of Original ADC Licensed Products or Next Generation ADC Licensed Product outside of the Retained Territory without Licensee’s express prior written consent.
7.4    Commercialization Reports.
(a)Licensee shall keep Duality informed of its, its Affiliates’ and Sublicensees’ Commercialization activities in the Territory with respect to each Original ADC Licensed Product or Next Generation ADC Licensed Product and Duality shall keep Licensee informed of Duality’s, its Affiliates’ and sublicensees’ Commercialization activities in the Retained Territory with respect to each Original ADC Licensed Product or Next Generation ADC Licensed Product. All information and reports provided to the other Party in such report shall be treated as Confidential Information of the disclosing Party.
(b)Licensee shall, [***], provide Duality with [***].
(c)In addition to the other provisions of this Section, each Party shall make available to the other Party such additional information about its Commercialization activities with respect to an Original ADC Licensed Product or after Next Generation Option Exercise, Next Generation ADC Licensed Product as may be reasonably requested by the other Party from time to time.
7.5    Trademarks. Licensee shall be responsible for the registration, filing, maintenance and enforcement of any trademarks (including domain names) developed for the Original ADC Licensed Products or, after Next Generation Option Exercise, the Next Generation

ADC Licensed Product, in the Field in the Territory (the “Product Marks”). The Parties will discuss in good faith and enter into a separate branding agreement outlining terms for ownership, use, management and enforcement of trademarks (including domain names) adopted to identify the Original ADC Licensed Products or Next Generation ADC Licensed Products in the Field in the Retained Territory.
7.6    Original ADC Licensed Products Tracking in the Territory and Retained Territory.  Licensee shall, and shall ensure that its Affiliates and Sublicensees, maintain adequate records to permit the Parties to trace the distribution, sale, and use of all Original ADC Licensed Products or, after Next Generation Option Exercise, the Next Generation ADC Licensed Product, through all relevant channels (e.g. wholesalers, hospitals and pharmacies) in the Territory. Duality shall, and shall ensure that its Affiliates and sublicensees, maintain adequate records to permit the Parties to trace the distribution, sale, and use of all Original ADC Licensed Products or, after Next Generation Option Exercise, all Next Generation ADC Licensed Product, through all relevant channels (e.g. wholesalers, hospitals and pharmacies) in the Retained Territory.
7.7    No Diversion. Each Party hereby covenants and agrees that during the Term, and except as expressly permitted by this Agreement, it shall not (and shall cause its Affiliates and Sublicensees (with respect to Licensee), sublicensees (with respect to Duality) and subcontractors not to), either itself or through a Third Party, develop, use, market, promote, import, export, sell or actively offer for sale (online or otherwise) the Original ADC Licensed Products or, after Next Generation Option Exercise, the Next Generation ADC Licensed Products, in the other Party’s territory. Without limiting the generality of the foregoing, except as mutually agreed by the Parties, each Party shall not (a) engage in any advertising activities relating to the Original ADC Licensed Products or Next Generation ADC Licensed Products, directed primarily to customers in the other Party’s territory, or (b) actively or intentionally solicit orders from any prospective purchaser located in the other Party’s territory or prospective purchasers whose delivery address is located in the other Party’s territory. To the extent permitted by Applicable Laws, including applicable antitrust laws, if a Party receives any order for Original ADC Licensed Products or Next Generation ADC Licensed Products from a prospective purchaser located in or with a nominated delivery address in a country or jurisdiction in the other Party’s territory, such Party shall immediately refer that order to the other Party and shall not accept any such order or deliver or tender (or cause to be delivered or tendered) the for Original ADC Licensed Products or Next Generation ADC Licensed Products under such order. If a Party should reasonably know that a customer or distributor is actively engaged itself or through a Third Party in the sale or distribution of the for Original ADC Licensed Products or Next Generation ADC Licensed Products in the other Party’s territory, then such Party shall (i) within [***] Days of gaining knowledge of such activities, notify the other Party regarding such activities and provide all information available to such Party that the other Party may reasonably request concerning such activities and (ii) use Commercially Reasonable Efforts (including cessation of sales or delivery to such customer) necessary to limit such sale or distribution in the other Party’s territory, unless otherwise agreed in writing by the Parties prior to such sale or delivery.

Article 8 FINANCIAL TERMS
8.1    Upfront Payment. In partial consideration of Duality’s granting of the licenses and rights to Licensee hereunder, Licensee shall make a one-time, non-refundable, non-creditable payment to Duality of [***] (the “Upfront Payment”) within [***] days after receipt of an invoice issued by Duality to the Licensee on or after the Effective Date.

8.2    [***].
(a)[***].
(b)Invoicing. No later than [***] setting forth the amount of actual Duality Costs for the Planned Trials and Original ADC Added Trials (if any) incurred during such Calendar Quarter in the Territory which shall be reimbursed by Licensee pursuant to this Section 8.2, along with supporting documentation itemizing the breakdown of the costs and expenses that were incurred and are reimbursable hereunder. Each invoice issued by Duality shall list Duality Costs [***] in the Territory actually incurred in U.S. Dollars (and if any item was originally in another currency, the exchange rate used for converting the original currency to U.S. Dollar in accordance with Section 9.3). [***]
(c)Other Clinical Trials. At Licensee’s request, Duality shall perform any other Clinical Trial of an Original ADC Licensed Product (other than the Planned Trials or Original ADC Added Trials) or of an Next Generation ADC Licensed Product (other than the Next Generation Added Trials). The Parties shall discuss (through the JSC) Licensee’s funding [***].
8.3    Development and Regulatory Milestone Payments of the Original ADC Licensed Product or Next Generation ADC Licensed Product. With respect to the milestone events set forth in the tables below, promptly following the first achievement, whether by Duality or any of Duality’s Affiliates (when designated by Licensee) or by Licensee or any of Licensee’s Affiliates or Sublicensees, of the corresponding milestone event by the first Original ADC Licensed Product, or after the Next Generation Option Exercise, the Next Generation ADC Licensed Product, whichever first reaches the respective milestone event for the first time, up to [***] Indications only. Licensee or Duality, as the case may be, shall notify the other Party within [***] Days of such achievement, and Licensee shall pay to Duality the corresponding non-refundable, non-creditable milestone payment within [***] days after the receipt of an invoice issued by Duality to Licensee on or after the achievement of the applicable milestone event:
[***]
[***]
[***]
[***]
8.4    Sales Milestone Payments of the Original ADC Licensed Products. Licensee shall pay to Duality the additional one-time, non-refundable, non-creditable payments set forth in the table below within [***] days after receipt of an invoice issued by Duality to Licensee on or after the first achievement of each milestone event described below. [***]
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Within [***] days after the end of the Calendar Quarter in which any milestone event set forth above in this Section 8.4 for which a milestone payment is payable is achieved, Licensee shall deliver a written notice to Duality of such achievement, and Licensee shall pay to Duality the corresponding milestone payment within [***] days after the receipt of an invoice issued by Duality to Licensee. For clarity, each of the milestone payments set forth above in this Section 8.4 shall be additive such that if multiple milestone events specified above are achieved in the same Calendar Quarter, then the milestone payments for all such milestone events shall be payable by Licensee.
8.5    Sales Milestone Payments of the Next Generation ADC Licensed Product. After Next Generation Option Exercise and the First Commercial Sale of the Next Generation ADC Licensed Product, Licensee shall pay to Duality the additional one-time, non-refundable, non-creditable payments set forth in the table below within [***] days after receipt of an invoice issued by Duality to Licensee on or after the first achievement of each sales milestone event described below. [***].
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Within [***] days after the end of the Calendar Quarter in which any milestone event set forth above in this Section 8.5 for which a milestone payment is payable is achieved, Licensee shall deliver a written notice to Duality of such achievement, and Licensee shall pay to Duality the corresponding milestone payment within [***] days after the receipt of an invoice issued by Duality to Licensee. For clarity, each of the milestone payments set forth above in this Section 8.5 shall be additive such that if multiple milestone events specified above are achieved in the same Calendar Quarter, then the milestone payments for all such milestone events shall be payable by Licensee.
8.6    Royalties. Licensee shall pay tiered royalties to Duality on Annual Net Sales of:
(i) all Original ADC Licensed Products in the Territory [***] in each Calendar Quarter as set forth below in table 1 in this Section 8.6, calculated by [***];
(ii) all Next Generation ADC Licensed Products in the Territory [***] in each Calendar Quarter as set forth below in table 2 in this Section 8.6, calculated by [***];
(iii) any [***] and/or [***] at the Reduced Royalty Rates for each respective Annual Net Sales threshold as set forth in tables 3 and 4 in this Section 8.6 respectively, calculated by [***]:
Table 1
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Table 2

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Table 3

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Table 4

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8.7    Royalty Term. Royalties under Section 8.6 shall be payable, on [***] basis, during the period beginning on the date of [***] and continuing until the latest of: [***] (the “Royalty Term”).

8.8    Royalty Payment Reduction of Licensed Products.
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Article 9 PAYMENT; RECORDS; AUDITS
9.1    Payment; Reports. Royalties shall be calculated and reported for each Calendar Quarter within [***] days after the end of each Calendar Quarter. Each payment shall be accompanied by a report of [***]. Except as may otherwise be expressly provided herein, Licensee shall not have the right to set off, withhold or make any deduction from any payment of royalties or other payments due to Duality hereunder for any reason whatsoever.
9.2    Invoices. Duality will ensure that all invoices:
(a)    are delivered in accordance with the procedures set out in Schedule 9.2;
(b)    are in such form as Licensee reasonably requires; and
(c)    incorporate all information required by Licensee, as set out in Schedule 9.2.
9.3    Exchange Rate; Manner and Place of Payment. All payments hereunder shall be payable in U.S. dollars within [***] days after receipt of an invoice from Duality. With respect to sales of Licensed Products invoiced in a currency other than U.S. dollars, sales milestones and royalties shall be converted into U.S. dollar using the exchange rate mechanism generally applied by Licensee or its Affiliates or Sublicensees for consolidation purposes, in accordance with the Accounting Standards, for the Calendar Quarter for which a payment is due. All payments owed under this Agreement shall be made by wire transfer in immediately available funds to a bank and account designated in writing by Duality, unless otherwise specified in writing by Duality.
9.4    Taxes.
(a)Taxes on Income. Except as otherwise provided in this Section 9.4, Licensee shall be solely responsible for the payment of all value added taxes, fees, duties, surcharges, and other deductions or withholding taxes imposed by or on any entity in the Territory in connection with the payments and activities contemplated hereunder. Except as otherwise set forth in this Section, each Party shall be solely responsible for the payment of all taxes imposed on such Party’s income arising directly or indirectly from the activities of the Parties under this Agreement.
(b)Tax Withholdings. In the event that any withholding tax, fee, duty or surcharge applicable to or assessable in respect of any of the Upfront Payment, development, regulatory or sales milestone payments, or royalty payments to be made by Licensee to Duality under this Agreement (collectively, the “License Payments”) is required to be withheld and deducted under Applicable Laws (“Tax Withholdings”), Licensee (or its Affiliate paying on behalf of Licensee) shall make such deduction and withholding and will pay the remaining License Payments to Duality. For clarity, Licensee’s reimbursement of Duality Costs in the Territory shall not be deemed to be License Payments or subject to any Tax Withholdings. If Licensee did not conduct the Tax Withholding when making its payment(s) to Duality, but is later determined by Applicable Law to pay an amount of tax on account of Duality to the tax authorities, Duality will promptly refund that amount of Tax Withholdings to Licensee, provided that Duality shall not be liable for any interest or other penalty on such payments.

(c)Tax Cooperation. Licensee shall make such deduction of taxes and withholding tax payments to the applicable taxing authority(ies) in a timely manner and shall promptly provide Duality with the appropriate proof of payment and relevant receipt(s) with respect to such deduction or withholding. To the extent permitted by Applicable Laws, Licensee shall provide Duality reasonable assistance in order to allow Duality to obtain the benefit of any present or future treaty against double taxation or refund or reduction in taxes which may apply to the License Payments. Each Party agrees to use commercially reasonable efforts to cooperate with the other Party in claiming refunds, reductions, or exemptions from such deductions or withholdings under any relevant agreement or treaty that is in effect. Duality will provide Licensee with any tax forms or other documentation reasonably necessary in order for Licensee not to withhold or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. If the taxes originally paid or otherwise borne by a Party are in whole or in part subsequently determined not to have been chargeable, all reasonably necessary steps will be taken by each Party to obtain a refund of these undue taxes from the applicable Governmental Authority or other fiscal authority and any amount of undue taxes repaid by such authority to the receiving Party will be transferred to the paying Party within [***] days of receipt.
9.5    Blocked Currency. In the event that, by reason of Applicable Law in any country or region, it becomes impossible or illegal, after reasonable efforts by Licensee to do so, for Licensee or its Affiliate to transfer, or have transferred on its behalf, payments owed Duality hereunder, Licensee shall promptly notify Duality of the conditions preventing such transfer and such payments will be deposited in local currency in the relevant country or region to the credit of Duality in a recognized banking institution designated by Duality provided such arrangements are legal under all Applicable Laws.
9.6    Records; Audits. Licensee shall keep, and require its Affiliates and Sublicensees to keep, complete, fair and true books of accounts and records for the purpose of determining the amounts payable to Duality pursuant to this Agreement. Such books and records shall be kept for at least [***] Years following the end of the Calendar Year to which they pertain. Duality shall have the right to cause an independent, certified public accountant reasonably acceptable to Licensee to audit such records to confirm Net Sales, royalties and other payments for a period covering not more than the preceding [***] Years; provided that (a) such audit shall not be more frequent than once in any [***] month period, and (b) once such accountant has conducted a review and audit of any records pursuant to this Section 9.6 in respect of any given period, it may not subsequently re-inspect such records with respect to such period, unless, in each case of (a) and (b), for cause. Prior to engagement by an independent, certified public accountant, such accountant must have executed and delivered to Licensee and its Affiliates a confidentiality agreement as reasonably requested by Licensee, which will include provisions limiting such accountant’s disclosure to Duality to only the results and basis for such results of such inspection. Such audits may be exercised during normal business hours upon reasonable prior written notice to Licensee. Prompt adjustments shall be made by the Parties to reflect the results of such audit. Duality shall bear the full cost of such audit unless such audit discloses an underpayment by Licensee of more than [***] of the amount of royalties or other payments due under this Agreement for any applicable Calendar Quarter, in which case, Licensee shall bear the cost of such audit and shall promptly remit to Duality the amount of any underpayment. Any overpayment by Licensee revealed by an audit shall be fully-creditable against future payment owed by Licensee to Duality (and if no further payments are due, shall be refunded by Duality at the request of Licensee). Any underpayment by Licensee identified by an audit shall not be subject to Section 9.7.
9.7    Late Payments. In the event that either Party fails to make any payment due under this Agreement (save as set out in Section 9.6), simple interest shall thereafter accrue on the sum due from the due date until the date of payment at [***].

Article 10
CONFIDENTIALITY
10.1    Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each Party (in such capacity, the “Receiving Party”) agrees that, during the Term and for [***] years thereafter, it shall keep confidential and shall not publish or otherwise disclose to any Third Party, and shall not use for any purpose other than as expressly provided for in this Agreement or any other written agreement between the Parties, any Confidential Information, including any Know-How, furnished or made available to it by or on behalf of the other Party (in such capacity, the “Disclosing Party”). The Receiving Party shall use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but in no event less than reasonable care) to ensure that its, and its Affiliates’, employees, agents, contractors, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information. The Receiving Party shall promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Disclosing Party’s Confidential Information.
10.2    Exceptions. Confidential Information shall not include any information which the Receiving Party can prove by competent evidence: (a) is at the time of disclosure, or thereafter becomes, through no act or failure to act on the part of the Receiving Party, generally known or available to the public or part of the public domain; (b) is known by the Receiving Party and/or any of its Affiliates at the time of receiving such information, as evidenced by its records; (c) is hereafter furnished to the Receiving Party and/or any of its Affiliates by a Third Party, as a matter of right and without restriction on disclosure; or (d) is independently discovered or developed by the Receiving Party and/or any of its Affiliates, without the use of or reference to Confidential Information of the Disclosing Party.
10.3    Authorized Disclosure. Notwithstanding the provisions of Section 10.1, the Receiving Party may disclose Confidential Information of the Disclosing Party as expressly permitted by this Agreement, or if and to the extent such disclosure is reasonably necessary in the following instances:
(a)filing or prosecuting or defending Patents as permitted by this Agreement;
(b)disclosure required in connection with any judicial, regulatory or administrative process relating to or arising from this Agreement (including any enforcement hereof) or to comply with applicable court orders;
(c)disclosure to Affiliates, employees, contractors, consultants or agents of the Receiving Party who have a need to know such information in order for the Receiving Party to exercise its rights or fulfill its obligations under this Agreement; provided, in each case, that any such Affiliate, actual or potential licensee or Sublicensee, employee, contractor, consultant or agent agrees to be bound by terms of confidentiality and non-use comparable in scope to those set forth in this Article 10;
(d)such disclosure is made to such Party’s attorneys, independent accountants or financial advisors for the sole purpose of enabling such attorneys, independent accountants or financial advisors to provide advice to the Receiving Party, on the condition that such attorneys, independent accountants and financial advisors are bound by confidentiality and non-use obligations consistent with the confidentiality provisions of this Agreement as they apply to the Receiving Party (provided, however, that in the case of financial advisers, including investment bankers, the term of confidentiality may be shortened to [***] years from the date of disclosure and in the case of attorneys, no written agreement shall be required);
(e)disclosure to existing investors, acquirors or collaborators or potential bona fide investors, acquirors, licensees, Sublicensees or collaborators in connection with due diligence or similar investigations by such Third Parties; provided, in each case, that any such existing or potential investor, acquiror, licensees, Sublicensees or collaborator agrees to be bound by confidentiality and non-use obligations consistent with those contained in this Agreement as they apply to the Receiving Party (but of duration customary in confidentiality agreements entered into for similar purpose);
(f)disclosure to Regulatory Authorities as required by Applicable Laws in relation to Regulatory Approvals and regulatory procedures, proceedings and other filings;
(g)disclosure to: (i) Governmental Authorities to the extent useful or necessary to make regulatory filings and obtain or maintain Regulatory Approvals (including fulfilling post-approval regulatory obligations) for any Licensed Product; (ii) Governmental Authorities, technical committees or similar public health or scientific bodies for purposes of securing product use recommendations, tenders, direct procurement contracts or responding to relevant requests for information; (iii) comply with Applicable Laws with respect to performance under this Agreement; and (iv) to Governmental Authorities in order to respond to inquiries, requests or investigations relating to Licensed Products or this Agreement; and
(h)to the extent mutually agreed to by the Parties in writing.
Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 10.3(a) or Section 10.3(b), it will, except where impracticable for necessary disclosures, give reasonable advance notice to the other Party of such disclosure requirement and will use its reasonable efforts to secure and cooperate with the other Party, as necessary, to seek and obtain confidential treatment of such Confidential Information required to be disclosed to the extent legally permissible and will limit the disclosure of that Confidential Information required to be disclosure to (i) to advisors (including lawyers and accountants) or Governmental Authorities on a need to know basis, in each case under appropriate confidentiality provisions or professional standards of confidentiality substantially equivalent to those of this Agreement, or (ii) to the extent agreed to by the Parties.
10.4    Pubic Announcements.
(a)Press Releases and Publicity.
(i)As soon as practicable following the Effective Date and on a date mutually agreed by the Parties, Duality shall issue a press release announcing the execution of this Agreement in substantially the form attached hereto as Schedule 10.4. Except as required by applicable securities laws (including disclosure requirements of the U.S. Securities and Exchange Commission (“SEC”) or any stock exchange on which securities issued by a Party or its Affiliates are traded), neither Party shall make any other public announcement or statement, whether oral or written, concerning this Agreement or the subject matter hereof without the prior written consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed; provided that each Party may make any public statement in response to questions by the press, analysts, investors or those attending industry conferences or financial analyst calls, or issue press releases, so long as any such public statement or press release is not inconsistent with prior public disclosures or public statements approved by the other Party pursuant to this Section 10.4 and which do not reveal non-public information about the other Party. In the event of a required public announcement, to the extent practicable under the circumstances, the Party making such announcement shall provide the other Party with a copy of the proposed text of such announcement sufficiently in advance of the scheduled release to afford such other Party a reasonable opportunity to review and comment upon the proposed text. Licensee shall have final decision making authority in respect of the proposed text of any required public announcement relating to the Licensed Product in the Territory and Retained Territory.
(ii)In the event of termination of this Agreement for any reason, if in the reasonable opinion of the either Party’s legal counsel, public disclosure of such termination is required under the Applicable Law or the rules of a stock exchange on which the securities of either Party (or any controlling Affiliate of such Party) are listed (or to which an application for listing has been submitted), the Parties shall cooperate in good faith to coordinate public disclosure, if any, of such termination and the reasons therefor. The principles to be observed in such disclosures shall be accuracy, compliance with Applicable Law, the rules of the applicable stock exchange and regulatory guidance documents, and reasonable sensitivity to potential negative investor reaction to such news and neither Party shall make any other public announcement or statement, whether oral or written, concerning the termination of this Agreement without the prior written consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed.
(iii)Notwithstanding anything to the contrary in this Section 10.4, and subject to Section 10.5, the Parties have the right to publicly disclose (A) the achievement of milestones under this Agreement; and (B) the commencement, completion, material data and key results of Clinical Trials conducted under this Agreement. After a publication has been made available to the public, each Party may post such publication or a link to it on its corporate web site without the prior written consent of the other Party.
(b)Filing of this Agreement. The Parties shall coordinate in advance with each other in connection with the filing of this Agreement (including redaction of certain provisions of this Agreement) with the SEC or any stock exchange or governmental agency on which securities issued by a Party or its Affiliate are traded, and each Party will use reasonable efforts to seek confidential treatment for the terms proposed to be redacted; provided that each Party will ultimately retain control over what information to disclose to the SEC or any stock exchange or other governmental agency, as the case may be, and provided further that the Parties will use their reasonable efforts to file redacted versions with any governing bodies which are consistent with redacted versions previously filed with any other governing bodies. Other than such obligation, neither Party (nor its Affiliates) will be obligated to consult with or obtain approval from the other Party with respect to any filings to the SEC or any stock exchange or other governmental agency.
10.5    Publication.
(a)If either Party proposes to publicly present or publish, in any publication or venue, in their respective Territories, any Clinical Trial data, non-clinical data or any associated results or conclusions generated by or on behalf of Licensee pursuant to Clinical Trials (each such proposed presentation or publication, a “Proposed Publication”), it shall obtain the other Party’s prior written consent and otherwise comply with this Section 10.5. The proposing Party shall provide the other Party with a copy of such Proposed Publication at least [***] days prior to the earlier of its presentation or intended submission for publication; provided that in the case of abstracts, this period shall be at least [***] Days (such applicable period, the “Review Period”). The proposing Party agrees that it will not submit or present any Proposed Publication (i) until the other Party has provided written comments during such Review Period on the material in such Proposed Publication or (ii) until the applicable Review Period (as may be extended by subsection (C) below) has elapsed without written comments from the other Party, in which case the proposing Party may proceed and the Proposed Publication will be considered approved in its entirety. If the proposing Party receives written comments from the other Party during the applicable Review Period, it shall consider the comments of the other Party in good faith, but will retain the sole authority to submit the manuscript for such Proposed Publication; provided that the proposing Party agrees to (A) delete any Confidential Information of the other Party that the other Party identifies for deletion in the other Party’s written comments, (B) delete any Clinical Trial data, non-clinical data, results, conclusions or other related information that is not specific to or resulting from any Clinical Trial conducted in the proposing Party’s territory, and (C) delay such Proposed Publication for a period of up to an additional [***] days after the end of the applicable Review Period to enable the other Party to draft and file patents with respect to any subject matter to be made public in such Proposed Publication and to which the other Party has the applicable intellectual property rights to file such patents. The proposing Party shall provide the other Party a copy of the Proposed Publication at the time of the submission or presentation. The proposing Party shall require its Affiliates, (sub)licensees (in case that Duality is the proposing Party), Sublicensees (in case that Licensee is the proposing Party) and contractors to comply with the obligations of this Section 10.5 as if they were the proposing Party, and shall be liable for their non-compliance.
10.6    Publication and Listing of Clinical Trials. Each Party agrees to comply, with respect to the listing of Clinical Trials or the publication of Clinical Trial information and results with respect to Licensed Products and to the extent applicable to its activities conducted under this Agreement, with any Applicable Law or applicable court order, stipulations, consent agreements and settlements entered into by such Party; provided that any listings or publications made pursuant to this Section 10.6 shall be considered a publication hereunder and shall be subject to Section 10.5.
10.7    Prior Non-Disclosure Agreement. As of the Effective Date, the terms of this Article 10 shall supersede any prior non-disclosure, secrecy or confidentiality agreement between the Parties (or their Affiliates) to the extent dealing with the subject of this Agreement. Any information disclosed pursuant to any such prior agreement relating to the subject to this Agreement shall be deemed Confidential Information for purposes of this Agreement.
10.8    Equitable Relief. Given the nature of the Confidential Information and the competitive damage that would result to a Party upon unauthorized disclosure, use or transfer of its Confidential Information to any Third Party, the Parties agree that monetary damages would not be a sufficient remedy for any breach of this Article 10. In addition to all other remedies, a Party shall be entitled to seek specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Article 10.

Article 11
REPRESENTATIONS AND WARRANTIES; LIMITATION OF LIABILITY
11.1    Mutual Representations and Warranties. Each Party represents and warrants to the other that, as of the Effective Date:
(a)it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof;

(b)it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action;
(c)this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not (i) conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, (ii) conflict with or result in a breach of any provision of its organizational documents, or (iii) violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it; and
(d)each Party shall conduct, and shall cause its Affiliates and Sublicensees (in the case of Licensee) and sublicensees (in the case of Duality) to conduct all activities under this Agreement in compliance with all Applicable Laws, all applicable national and international guidelines and any Regulatory Authority and Governmental Authority health care programs having jurisdiction, each as may be amended from time to time.
11.2    Additional Duality Representations and Warranties.
11.2.1    Duality represents and warrants to Licensee, as of the Effective Date and/or such any other date(s) expressly stated, subject to a Disclosure Schedule (attached here to as Schedule 11.2) (the “Disclosure Schedule”), as may be updated as further described in Section 11.8 below as follows:
[***]
11.2.2    [***]
11.2.3    [***]
11.3    Additional Licensee Representations and Warranties. Licensee represents and warrants to Duality, as of the Effective Date:
[***]
11.4    Mutual Covenants. In addition to any covenants made by the Parties elsewhere in this Agreement, each Party hereby covenants to the other that:
(a)(i) all patient authorizations and consents required under Applicable Laws (in connection with any applicable clinical study) permit the granting of access of Data that such Party is required to provide to the other Party pursuant to Section 5.6, and (ii) it will comply with Applicable Laws in transferring personal and other Data in connection with the granting of access of Data that such Party is required to provide to the other Party pursuant to Section 5.6. Each Party will obtain all the necessary authorizations, consents and approvals in order for such Party to grant access to its Data with the other Party, including obtaining the necessary patient authorizations and consents, and obtaining the necessary approvals from and completing all necessary filing procedures with the applicable Governmental Authorities in the Territory and within the Retained Territory (to the extent required to preserve Licensee’s position in the Territory);
(b)it will not knowingly, during the Term, employ or use the services of any person who is debarred or disqualified in connection with activities relating to the Licensed Compound or Licensed Products; and in the event that it becomes aware of the debarment or disqualification or threatened debarment or disqualification of any person providing services to it with respect to any activities relating to the Licensed Compound or Licensed Products, it will immediately notify the other Party in writing and it will cease employing, contracting with, or retaining any such person to perform any services relating to the Licensed Compound or Licensed Products;
(c)it shall conduct, and shall cause its Affiliates, subcontractors, Sublicensees (in the case of Licensee) or sublicensees (in the case of Duality) to conduct all activities under this Agreement (including, as set forth in the Development Plan(s) and Commercialization Plan(s) (as may apply) with respect to the Licensed Products in the Field in the Territory) in compliance with all Applicable Laws, and any Regulatory Authority and Governmental Authority health care programs having jurisdiction, each as may be amended from time to time;
(d)it shall conduct its obligations with respect to Development of the Licensed Products in the Territory in adherence with the Development Plan (including the Development Budget) as may be amended from time to time;
(e)it shall comply, and ensure that shall use commercially reasonable efforts to cause its Affiliates, subcontractors and Sublicensees (in case of Licensee) or sublicensees (in case of Duality) to comply with and commit to uphold the ABC Terms in the performance of activities under this Agreement;
(f)it shall have (and shall ensure its Affiliates, Sublicensees (in the case of Licensee) or sublicensees (in the case of Duality) and subcontractors as applicable, have), at all times, a reasonably sufficient number of suitably qualified personnel to allow the Party (or its Affiliates or Sublicensees (in the case of Licensee) or sublicensees (in the case of Duality) or subcontractors, as applicable) to conduct, in compliance with all Development timeframes set out in the applicable Development Plans and GXPs, any Clinical Trials that the Party is required to conduct with respect to the Licensed Products in its territory, or in the other Party’s territory as permitted under this Agreement; and
(g)it shall not induce or solicit, or attempt to induce or solicit, any employees of the other Party or any of its Affiliates to leave the employment of, or to terminate his/her employment, services or engagement with, the other Party or its applicable Affiliate, or enter into any employment or services agreement or arrangement with such Party or any of its Affiliates.
11.5    Duality Covenants. In addition to any covenants made by Duality elsewhere in this Agreement, Duality hereby covenants to Licensee as follows:
[***]
11.6    Performance by Affiliates, Sublicensees and Subcontractors. (a) Subject to Licensee’s prior written consent or if explicitly stated in the respective Development Plan or this Agreement, Duality may perform some or all of its respective obligations under this Agreement through one or more Affiliates, subcontractors or sublicensees, and (b) Licensee may perform some or all of its respective obligations under this Agreement through one or more Affiliates, subcontractors or Sublicensees; provided that with respect to the foregoing clauses (a) and (b), the Party involving its Affiliates, subcontractors or Sublicensees (in case of Licensee) or sublicensees (in case of Duality) shall at all times be fully responsible for the performance and payment of such Affiliate, subcontractor or Sublicensees (in case of Licensee) or sublicensees (in case of Duality).

11.7    Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS PROVIDED BY DUALITY TO LICENSEE HEREUNDER ARE PROVIDED “AS IS,” AND DUALITY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OBTAINING SUCCESSFUL RESULTS, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES.
11.8    Updated Disclosure Schedule
(a)With respect to the Next Generation Licensed Compound, Next Generation ADC Licensed Product and the Duality Immune Agonist ADC Product that are subject to an option right, and subject to the occurrence of any change or event having a material adverse effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein, Duality shall be entitled to update the Disclosure Schedule (“Updated Disclosure Schedule”) in accordance with this Section 11.8.
(b)The right to update the Disclosure Schedule shall be limited to the respective option exercise period as set forth in Section 2.8 and 2.9 respectively and ends [***] Days before the option exercise period ends.
(c)Notwithstanding anything in this Agreement to the contrary, no update to the Disclosure Schedule pursuant to this Section 11.8 shall cure any breach of a representation or warranty of Duality contained in this Agreement with respect to the Original ADC Licensed Product and shall not affect any of the Licensee’s remedies with respect thereto.

Article 12
INTELLECTUAL PROPERTY
12.1    Ownership.
(a)Background IP. (i) Duality shall retain all right, title and interest in and to any Patents, Know-How, and other intellectual property rights Controlled by Duality or any of its Affiliates on or prior to the Effective Date or during the Term independent of the activities hereunder (the “Duality Background IP”), and (ii) Licensee shall retain all right, title and interest in and to any Patents, Know-How, and other intellectual property rights Controlled (other than pursuant to this Agreement) by Licensee or any of its Affiliates on or prior to the Effective Date or during the Term independent of the activities hereunder (the “Licensee Background IP”).
(b)Solely Owned Collaboration IP and Solely Owned Collaboration Patents.
[***]
(c)[***]
(d)[***]

(e)[***]
(f)[***]
(g)Data and Regulatory Materials. Notwithstanding anything contrary in this Section 12.1, the ownership rights to Regulatory Materials are allocated in accordance with Sections 5.2(b) and 5.4. The ownership rights to Data are allocated in accordance with Section 5.6.
(h)[***]
(i)Disclosures; Cooperation. Each Party shall, and shall ensure that each of its Affiliates, (sub)licensees (in the case of Duality), Sublicensees (in the case of Licensee) and subcontractors under this Agreement has a contractual obligation to disclose to such Party all Collaboration IP, Data and other Know-How generated, invented, discovered, developed, made or otherwise created by or for them or their employees, agents or independent contractors, and to provide sufficient documentary proof to evidence ownership, rights and interest with respect thereto, so that such Party can comply with its obligations under this Section 12.1.
(j)Inventorship Determination. [***]
12.2    Patent Prosecution and Maintenance.
(a)Definition. For purposes of this Section 12.2 and Sections 12.1(e), the terms “prosecute,” “prosecuting” and “prosecution,” when used in reference to any Patent, shall be deemed to include, without limitation, control of [***] with respect to such Patent.
(b)[***]
(c)[***]
(d)[***]
(e)[***]
12.3    Infringement by Third Parties.
(a)Notice. In the event that either Duality or Licensee becomes aware of any infringement or threatened infringement by a Third Party of any Solely Owned Collaboration Patent, Duality Product Patent, Duality Linker-Payload Patent, [***] and any related declaratory judgment or equivalent action, including administrative proceedings, alleging the invalidity, unenforceability or non-infringement of any such Patent, it shall notify the other Party in writing to that effect within [***] Days after becoming aware of such matter.
(b)[***]
(c)[***]
(d)[***]
(e)[***]

(f)[***]
12.4    Infringement of Third Party Rights.
[***]
12.5    Marking. [***]
12.6    Patent Listings. On a Licensed Product-by-Licensed Product basis, as between the Parties, [***] to make all patent listings of Duality Product Patents, Solely Owned Collaboration Patents, [***] or other patent-related submissions with Regulatory Authorities with respect to such Licensed Product, except for Duality Linker-Payload Patents [***], [***] to make all patent listings provided that [***] will be obliged to make all patent listings or other patent-related submissions with Regulatory Authorities in [***]. [***] reasonable requests in connection therewith, including meeting any submission deadlines, to the extent required or permitted by Applicable Laws.
12.7    Patent Right Term Extension.  [***]

Article 13
TERM; TERMINATION
13.1    Term. The term of this Agreement (the “Term”) shall commence on the Effective Date, and unless terminated earlier as provided in this Article 13, shall continue in full force and effect, on a [***] except as provided otherwise in this Article 13.
13.2    [***]
13.3    Termination for Material Breach by Either Party.
(a)Termination Right. A Party shall have the right to terminate this Agreement (in its entirety or on a Licensed Product-by-Licensed Product and country-by-country basis) upon written notice to the other Party if such other Party is in material breach of this Agreement and has not cured such breach within [***] days after written notice from the terminating Party requesting cure of the breach. In case the alleged material breach is a material breach of Licensee’s diligence obligations set forth in Sections 4.1 and/or 7.1 of this Agreement, Duality shall only be entitled to terminate the Agreement with effect to the country or countries with respect to which Licensee has in fact materially breached the diligence obligations with respect to the Original ADC Licensed Product and not cured such breach. If at the end of the cure period the breaching Party has failed to perform the activities of the cure plan to cure the breach, the non-breaching Party shall be entitled to terminate the Agreement with [***] prior notice. If the existence of material breach or the failure to cure such material breach is not disputed by the breaching Party and the Agreement is terminated by the non-breaching Party, the consequences of termination set forth in Section 13.7 or Section 13.8 (as the case may be) shall apply. If the existence of material breach or the failure to cure such material breach is disputed by the breaching Party, Section 13.7 or Section 13.8 (as the case may be) shall apply if the existence of material breach or the failure to cure such material breach is determined pursuant to Section 15.2 and the Agreement is thereafter terminated by the breaching Party.
(b)Dispute as to Material Breach. In the event that the breaching Party disputes the existence of material breach or the failure to cure such material breach by initiating arbitration proceedings pursuant to Section 15.2 within the cure period, the non-breaching Party shall not have the right to terminate in accordance with Section 13.3(a) unless and until the relevant dispute has been resolved pursuant to Section 15.2. During the pendency of such dispute, the applicable cure period shall be tolled, all the terms of this Agreement shall remain in effect, and the Parties shall continue to perform all of their respective obligations hereunder.
13.4    Termination for Other Causes.
(a)[***]
(b)Bankruptcy. A Party shall have the right to terminate this Agreement upon written notice to the other Party upon the filing or institution of bankruptcy, reorganization, dissolution, liquidation or winding up of such other Party, or the making or seeking to make or arrange an assignment of a substantial portion of such other Party’s assets for the benefit of creditors of such other Party, or the initiation of proceedings in voluntary or involuntary bankruptcy against such other Party, or is adjudged bankrupt, or the appointment of a receiver or trustee of such other Party’s property, in each case that is not discharged within [***] days, or immediately upon written notice to the Party, if such Party otherwise admits in writing to the other Party its inability generally to meet its obligations as and when they fall due in the general course of business. In the event a Party is bankrupted or a bankruptcy proceedings is commenced by or against such Party or its Affiliates or any country or jurisdiction, all rights under this Agreement will be fully exercisable and the bankrupt Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) shall continue to perform all of the obligations provided in this Agreement to be performed by such Party. If the bankrupt Party and its successors and assigns are restricted by Applicable Laws from performing its obligations hereunder and the other Party elects to retain its rights hereunder, then the bankrupt Party shall provide to the other Party copies of all information necessary for such other Party to prosecute, maintain and enjoy its rights under the terms of this Agreement promptly upon such other Party’s written request therefor. All rights, powers and remedies of the non-bankrupt Party as provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity.
(c)[***]
(d)Mutual Agreement. The Parties may terminate this Agreement in full or on a Licensed Product-by-Licensed Product or a country-by-country basis, at any time during the Term upon mutual agreement in writing.
13.5    General Effects of Expiration or Termination.
(a)Accrued Rights and Obligations. Neither expiration nor any termination of this Agreement for whatsoever reason shall relieve either Party of any obligation or liability (including but not limited to any payment obligation under Article 8) accruing prior to such expiration or termination, nor shall expiration or any termination of this Agreement for whatsoever reason preclude either Party from pursuing all rights and remedies it may have under this Agreement, at law or in equity, with respect to breach of this Agreement. Such obligations and rights shall survive termination and expiration of this Agreement.
(b)Termination of Non-Expired Options. In case of termination of the entire Agreement, all non-expired option periods under the Agreement shall automatically terminate. Upon termination of one or more Licensed Products, the option period shall only terminate with respect to the terminated Licensed Product(s).
(c)Surviving Terms. The Parties’ rights and obligations under Article 1 (Definitions), Article 8 (Financial Terms, unless otherwise set out in this Article 13, the Financial Terms only survive with respect to Licensee’s sell-off right in Sections 13.6(e), 13.7(b)(iv) and 13.8(b)(iii)); Article 9 (Payment); Article 10 (Confidentiality), Section 12.1 and with respect to [***] only Sections 12.2 and 12.4; Sections 13.5 to 13.10; Article 14 (Indemnification) other than Section 14.4 (Insurance); Article 15 (Dispute Resolution); Article 16 (Miscellaneous) of this Agreement shall survive expiration or any termination of this Agreement.
13.6    [***]
(a)Licenses Granted to Licensee. Upon termination of the entire Agreement, [***].
(b)Licenses Granted to Duality. In case of termination of the entire Agreement, [***].
(c)[***]
(d)[***]
(e)[***]
(f)[***]
(g)[***]
(h)[***]
13.7    [***]
(a)[***]
(b)[***]
(i)[***]
(ii)[***]
(iii)Wind-Down or Transfer of Activities. Licensee shall, as directed by Duality in its sole discretion, on a Clinical Trial-by-Clinical Trial basis, either:
[***]
(iv)[***]
(v)Sublicenses. Duality shall grant to Licensee’s or Licensee’s Affiliate’s Sublicensees a direct license; provided that (A) such sublicense agreement is consistent with the relevant terms and conditions of this Agreement at the time of termination of this Agreement, (B) such Sublicensee then is not in material breach of its sublicense agreement and (C) such Sublicensee then has not caused Licensee to be in material breach of this Agreement due to any act or omission of such Sublicensee. The scope of such direct license shall be no less than the scope of the license granted in this Agreement and sublicensed to such Sublicensee and such direct license shall be on terms and conditions substantially similar to those set forth in this Agreement.
13.8    Consequences of Termination by Licensee for Material Breach or Patent Challenge by Duality. If an arbitration tribunal in accordance with the process set out in Section 15.2 confirmed (A) the existence of a material breach on the part of Duality, and such material breach was not or cannot be cured, or (B) in case of [***], with the Licensee’s Executive Officer having the final say, the following shall apply:
(a)[***]
(b)Licensee’s Election to Terminate. Licensee may terminate the Agreement in its entirety, on a country-by-country basis or on a Licensed Product-by-Licensed Product basis. In this case, the following would apply:
[***]
(c)[***]
13.9    [***]
13.10    [***]
Article 14
INDEMNIFICATION
14.1    Indemnification of Duality. Licensee shall indemnify and hold harmless each of Duality and its Affiliates and their respective directors, officers, employees, consultants, agents and successors and assigns of any of the foregoing (the “Duality Indemnitees”) from and against any and all losses, damages, liabilities, expenses and costs, including reasonable legal expense and attorneys’ fees (“Losses”), incurred by any Duality Indemnitee as a result of any claims, demands, actions, suits or proceedings brought by a Third Party (“Third Party Claims”) arising directly or indirectly out of: (a) the practice by Licensee or its Affiliates or Sublicensees or subcontractors of the licenses granted to Licensee under this Agreement; (b) the research, Development, Manufacture or have Manufactured, use, handling, storage, Commercialization or other disposition of the Licensed Compound or the Licensed Products by Licensee or its Affiliates or Sublicensees or subcontractors; (c) the negligence or willful misconduct of any Licensee Indemnitee; or (d) any breach of any representations, warranties or covenants by Licensee under this Agreement; except, in each case, (x) to the extent such Third Party Claims fall within the scope of the indemnification obligations of Duality set forth in Section 14.2, or (y) arising from or occurring as a result of a Duality Indemnitee’s negligence, illegal conduct or willful misconduct in performing its or their obligations or exercising their rights under this Agreement. Licensee’s indemnification obligation specifically excludes any and all Third Party Claims for the use of any Patents, Know-How or other intellectual property rights under any Third Party agreements entered into by Duality prior to the Effective Date, including but not limited to the payment of royalties thereunder.
14.2    Indemnification of Licensee. Duality shall indemnify and hold harmless each of Licensee and its Affiliates and their respective directors, officers, employees, consultants, agents and successors and assigns of any of the foregoing (the “Licensee Indemnitees”), from and against any and all Losses incurred by any Licensee Indemnitee as a result of any Third Party Claims arising directly or indirectly out of: (a) the practice by Duality or its Affiliates or sublicensees or subcontractors of the license granted to Duality under Section 2.5; (b) the research,

Development, Manufacture or have Manufactured, use, handling, storage, Commercialization or other disposition of the Licensed Compound or Licensed Products by Duality or its Affiliates or sublicensees or subcontractors; (c) the negligence or willful misconduct of any Duality Indemnitee; or (d) any breach of any representations, warranties or covenants by Duality under this Agreement; except, in each case, (x) to the extent such Third Party Claims fall within the scope of the indemnification obligations of Licensee set forth in Section 14.1, or (y) arising from or occurring as a result of a Licensee Indemnitee’s negligence, illegal conduct or willful misconduct in performing its or their obligations or exercising their rights under this Agreement. In addition to the above, and not subject to (x), regardless of any information provided by Duality to Licensee regarding Third Party Agreements entered into prior to the Effective Date, Duality’s indemnification obligation shall cover any and all Third Party Claims for the use of any Patents, Know-How or other intellectual property rights under any Third Party Agreements entered into by Duality prior to the Effective Date, including but not limited to the payment of royalties thereunder.
14.3    Procedure. If any Duality Indemnitee or Licensee Indemnitee intends to claim indemnification under this Article 14 (the “Indemnitee”), Duality or Licensee, as the case may be, shall promptly notify the indemnifying Party (the “Indemnitor”) in writing of any Third Party Claim, in respect of which the Indemnitee intends to claim such indemnification. Each indemnification claim notice must contain a description of the claim, the nature and amount of such loss (to the extent known at the time). The Indemnitor shall have sole control of the defense and/or settlement thereof and the Indemnitee shall be entitled to participate in (but not control) the defense of such Third Party Claim and to employ counsel of its choice for this purpose, at its own expense. The indemnity arrangement in this Article 14 shall not apply to amounts paid in settlement of any action with respect to a Third Party Claim, if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld, conditioned or delayed unreasonably. The failure to deliver written notice to the Indemnitee within a reasonable time after the commencement of any action with respect to a Third Party Claim shall only relieve the Indemnitor of its indemnification obligations under this Article 14 if and to the extent the Indemnitee is actually prejudiced thereby. Duality or Licensee, as the case may be, and the Indemnitee shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action with respect to a Third Party Claim covered by these indemnification provisions. The Indemnitor shall not settle any Third Party Claim without the prior written consent of the Indemnitee if the settlement is reasonably expected to: (a) result in or impose any obligation (including any payment obligation) on the Indemnitee or otherwise adversely affect the business of the Indemnitee in any manner, or (b) result in any admission of wrong-doing or fault by the Indemnitee. The costs and expenses, including fees and disbursements of counsel, incurred by the Indemnitee in connection with any claim shall be reimbursed by the Indemnitor on a Calendar Quarter basis, without prejudice to the Indemnitor’s right to contest the Indemnitee’s right to indemnification and subject to refund in the event the Indemnitee is ultimately held not to be obligated to indemnify the Indemnitee.
14.4    Insurance. Each Party, at its own expense, shall maintain product liability and other appropriate insurance (or self-insure) in an amount consistent with sound business practice and reasonable in light of its obligations under this Agreement during the Term. Each Party shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to the other Party upon request. Such insurance shall not be construed to create a limit on either Party’s liability with respect to its indemnification obligations under this Article 14.
14.5    [***]

Article 15
DISPUTE RESOLUTION
15.1    Deadlock Resolution. In the event a deadlock occurs with respect to the decision-making process of the JSC, such deadlock shall be subject to binding determination by an expert panel in the Hong Kong Special Administrative Region. The expert panel shall consist of [***] members, [***] of which [***] appointed by each Party and the [***] member shall be selected by the other [***] members (collectively, the “Experts”). The panel must be appointed within [***] days of the occurrence of a deadlock event or such longer period as the Parties may agree. Each Expert shall be a person having not less than [***] years’ experience in the area of expertise in the business of pharmaceuticals (including biologics) and having no conflict of interest with either Party. If the issues in dispute involve scientific, technical or commercial matters, the Experts chosen hereunder shall have educational training or industry experience sufficient to demonstrate a reasonable level of relevant scientific, medical and industry knowledge, as necessary to resolve the dispute. With respect to any dispute to be submitted to an Expert pursuant to this Agreement, the use of the Expert shall be the exclusive remedy of the Parties, and neither Party shall attempt to adjudicate such dispute in any other forum. The decision of the Experts shall be final and binding on the applicable Parties involved in such dispute and deadlock resolution procedure contemplated by this Section 15.1 and shall not be capable of challenge, whether by arbitration, in court or otherwise. All proceedings and communications shall be in English.
15.2    Disputes. Subject to Sections  15.4 and 15.5, upon the written request of either Party to the other Party, any differences, claim, dispute, or controversy as to the breach, enforcement, interpretation or validity of this Agreement (a “Dispute”) shall be referred to the Executive Officers for resolution. In the event such executives are unable to resolve such Dispute within [***] days after the initial written request, then, upon the written demand of either Party and subject to Section 15.4 below, the Dispute shall be referred to and finally resolved by binding arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) (or any successor entity thereto) pursuant to the United Nations Commission on International Trade Law (“UNCITRAL”) Arbitration Rules in force when the notice of arbitration is submitted, as modified by the HKIAC Procedures for the Administration of Arbitration under the UNCITRAL Arbitration Rules (the “Rules”), as modified by Section 15.3 below.
15.3 Arbitration.
(a)Procedure. The arbitration shall be conducted by a panel of three arbitrators experienced in the business of pharmaceuticals (including biologicals). If the issues in dispute involve scientific, technical or commercial matters, the arbitrators chosen hereunder shall engage experts having educational training or industry experience sufficient to demonstrate a reasonable level of relevant scientific, medical and industry knowledge, as necessary to resolve the dispute. Within [***] days after initiation of arbitration, each of the Parties shall select one arbitrator and these two arbitrators shall jointly select a third arbitrator. If a Party fails to select an arbitrator or if the two arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator within such [***] day period, any unselected arbitrator or third arbitrator, as the case may be, shall be appointed in accordance with the Rules. The place of arbitration and the seat of arbitration shall be Hong Kong Special Administrative Region, and all proceedings and communications shall be in English. Unless agreed by the Parties in writing, all documents provided under or in connection with this Agreement shall be in the English language or accompanied by a certified English translation. If such document is translated into any other language, the English language version shall prevail unless the document is a constitution, statutory or other official document. The laws governing this arbitration agreement shall be the laws of

Hong Kong Special Administrative Region and the arbitral award shall be final and binding on the Parties. Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor the arbitrators may disclose the existence, content, or results of arbitration without the prior written consent of both Parties.
(b)Arbitrators’ Award. The arbitrators shall, within [***] days after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The decision or award rendered by the arbitrators shall be final and non-appealable, and judgment may be entered upon it in any court of competent jurisdiction.
(c)Costs. Each Party shall bear its own attorney’s fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrators; provided, however, that the arbitrators shall be authorized to determine whether a Party is the prevailing party, and if so, to award to that prevailing party reimbursement for any or all of its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), and/or the fees and costs of the HKIAC and the arbitrators.
(d)Protective Orders. At the request of either Party, the tribunal shall enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings.
15.4    [***]
15.5    Interim Relief. Each Party shall be entitled to take action in any court with competent jurisdiction to apply for and be granted emergency or other interim relief and otherwise enforce by injunction, specific performance or other equitable relief, without prejudice to any other rights and remedies that it may have under this Agreement
15.6    Continued Performance. Provided that this Agreement has not been terminated in its entirety, the Parties agree to continue performing under this Agreement in accordance with its provisions, pending the final resolution of any Dispute.

Article 16
MISCELLANEOUS
16.1    Rights in Bankruptcy.
(a)The Parties intend to take advantage of the protections of Section 365(n) (or any successor provision) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction to the maximum extent permitted by Applicable Law. All rights and licenses granted under or pursuant to this Agreement, but only to the extent they constitute licenses of a right to “intellectual property” as defined in Section 101 of the U.S. Bankruptcy Code or in any analogous provisions in any other country or jurisdiction (as the case may be) shall be deemed to be “intellectual property” for the purposes of Section 365(n) or any analogous provisions in any other country or jurisdiction (as the case may be). The Parties shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, including the right to obtain the intellectual property from another entity.

(b)In the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the Party that is not subject to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) all such intellectual property (including all embodiments of such intellectual property), which, if not already in the non-subject Party’s possession, shall be promptly delivered to it upon the non-subject Party’s written request (i) upon commencement of a bankruptcy proceeding, unless the Party subject to such proceeding continues to perform all of its obligations under this Agreement, or (ii) if not delivered pursuant to clause (i) above because the subject Party continues to perform, upon the rejection of this Agreement by or on behalf of the subject Party.
(c)Unless and until the subject Party rejects this Agreement, the subject Party shall perform this Agreement or provide the intellectual property (including all embodiments of such intellectual property) to the non-subject Party, and shall not interfere with the rights of the non-subject Party to such intellectual property, including the right to obtain the intellectual property from another entity.
16.2    Governing Law. This Agreement and any disputes, claims, or actions related thereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions thereof.
16.3    Entire Agreement; Amendment. This Agreement, including the Schedules hereto, sets forth all of the agreements and understandings between the Parties with respect to the subject matter hereof and thereof, and supersedes and terminates all prior agreements and understandings between the Parties with respect to the subject matter hereof and thereof. There are no other agreements or understandings with respect to the subject matter hereof, either oral or written, between the Parties. Except as expressly set forth in this Agreement, no subsequent amendment, modification or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties.
16.4    Further Assurances. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as any other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.
16.5    Relationship Between the Parties. The Parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship or legal entity of any type between the Parties. Neither Party is a legal representative of the other Party, and neither Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever. Neither Party shall treat or report the relationship arising under this Agreement as a partnership for United States tax purposes unless otherwise required pursuant to a determination within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended.
16.6    Non-Waiver. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and of a particular scope, and shall be signed by such Party.

16.7    Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned by a Party without the prior written consent of the other Party (which shall not be unreasonably withheld, conditioned or delayed), except to (a) an Affiliate; provided that this Agreement shall be assigned in whole, and the assigning Party shall remain liable and responsible to the non-assigning Party hereto for the performance and observance of all such duties and obligations by such Affiliate; (b) a Third Party in connection with the sale of all or substantially all of its assets to which this Agreement relates, whether in a sale of stock, sale of assets, business combination, reorganization, or other transaction or series of related transactions. Unless expressly stated otherwise in this Agreement, Duality may assign without the prior consent of Licensee its right to receive payments under this Agreement or grant any security interest in its rights, title and interest in this Agreement, in whole or in part and in their entirety or in portions, to an institutional financier in connection with a financing transaction; provided that Duality has given Licensee a prior written notice regarding such assignment. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.
16.8    Third Party Beneficiaries. This Agreement is not intended to and shall not be construed to give any Third Party any interest or rights (including any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.
16.9    Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, such adjudication shall not affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Agreement. All remaining portions shall remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part. The Parties shall use their commercially reasonable efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) in a way that, to the extent practicable and legally permissible, implements the original intent of the Parties.
16.10    Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by any method of mail (postage prepaid) requiring return receipt, or by overnight courier or facsimile confirmed thereafter by any of the foregoing, to the Party to be notified at its address(es) given below, or at any address such Party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; (b) if delivered by overnight courier, [***] Business Days after delivery; or (c) if sent by facsimile, upon electronic confirmation of receipt.

if to Duality:	Duality Biologics (Suzhou) Co., Ltd
Unit 1106, No 868 Yinghua Road, Pudong New District, Shanghai, China
Attention: [***]

Email: [***]

[***]	[***]
[***]
[***]
[***]
[***]
[***]

if to Licensee:	BIONTECH SE [***] Address: An der Goldgrube 12, 55131 Mainz, Germany

with a copy to:	[***]

16.11    Force Majeure. Each Party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement by reason of any event beyond such Party’s reasonable control including but not limited to acts of God, fire, flood, explosion, earthquake, or other natural forces, regional or worldwide epidemic, pandemic, war, civil unrest, acts of terrorism, accident, destruction or other casualty, and a material change in Applicable Law (a “Force Majeure Event”). Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the Party has not caused such event(s) to occur. Notice of a Party’s failure or delay in performance due to a Force Majeure Event must be given to the other Party within [***] days after its occurrence. The Party affected by a Force Majeure Event will use reasonable efforts to resume performance of its obligations and will keep the other Party informed of actions related thereto. If any such failure or delay in a Party’s performance hereunder continues for more than [***] days, the other Party may terminate this Agreement upon written notice to the delayed Party.
16.12    Interpretation. The headings of clauses contained in this Agreement preceding the text of the sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction. All references in this Agreement to the singular shall include the plural where applicable. Unless otherwise specified, references in this Agreement to any Article shall include all Sections, subsections and paragraphs in such Article, references to any Section shall include all subsections and paragraphs in such Section, and references in this Agreement to any subsection shall include all paragraphs in such subsection. The words

“include”, “including”, “containing”, “comprising” and similar words shall not be deemed to be terms of limitation and shall be deemed to be followed by “ without limitation,” whether or not specifically stated and the language following such words shall not be deemed to set forth an exhaustive list. The word “or” means “and/or” unless the context dictates otherwise because the subject of the conjunction are mutually exclusive. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. The words “pharmaceuticals” or “drugs” include biologics unless expressly indicated otherwise. All references to days in this Agreement shall mean calendar days, unless otherwise specified. All references to any Applicable Law in this Agreement shall mean such Applicable Law as amended, restated, supplanted or otherwise modified from time to time. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist.
16.13    Construction. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.
16.14    Counterparts; Electronic Signatures. This Agreement may be executed in two (2) or more counterparts, including by transmission of facsimile or PDF copies of signature pages to the Parties or their representative legal counsel, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one and the same instrument. Electronic, facsimile or PDF image signatures shall be treated as original signatures, with the understanding that each Party expressly agrees that such Party shall be bound by its own electronically transmitted signature and shall accept the electronically transmitted signature of the other Party (including through the use of eSignature platforms such as DocuSign®). No Party will raise the use of electronic delivery to transmit a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic delivery as a defense to the formation of a contract.
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In Witness Whereof, the Parties hereto have duly executed this License and Collaboration Agreement as of the Effective Date.

Duality Biologics (Suzhou) Co., Ltd.	BioNTech SE
By: /s/ Zhongyuan John Zhu	By: /s/ Uğur Sahin
Name: Zhongyuan John Zhu	Name: Ugur Sahin
Title: Chief Executive Officer	Title: Chief Executive Officer

By: /s/ Sean Marett
Name: Sean Marett
Title: Chief Business Officer and Chief Commercial Officer

Signature Page to Trop2 License And Collaboration Agreement

ACTIVE/123841245.19

Schedule 1.1

ABC Terms

1.Each Party agrees that it will not undertake any activities which will result in a violation of any applicable laws, regulations, and applicable industry and professional codes, including but not limited to applicable local and extraterritorial anti-bribery, Anti-Corruption Laws and anti-money laundering laws (collectively "Prohibited Conduct") in connection with the performance of any activities under this Agreement.
2.In particular, each Party agrees that during the course of the performance of activities under this Agreement, it (i) shall not make any offer, payment, or promise to pay money or provide anything of value to a Government Official (as defined below) or any other individual and/or legal entity whether directly or indirectly, for the purpose of improperly influencing any act and/or decision of, and/or for securing any improper advantage; (ii) shall not accept, receive, agree to accept and/or receive a payment and/or anything of value from any individual for undue favorable treatment in obtaining, retaining, and/or directing business for, and/or to obtain any undue special concession on behalf of either Party; and (iii) shall not facilitate any payments to any Government Official to expedite a routine government action and/or other official act.
3.The term “Government Official” shall include (i) individuals acting on behalf of governments on a national, regional and local level (such as elected officials, customs officials, tax officials, etc.); (ii) individuals acting on behalf of government-owned or government-controlled enterprises; (iii) individuals acting for political parties or as or on behalf of candidates for public office; and (iv) individuals acting on behalf of public international organizations (such as the WHO, World Bank, OECD, etc.).
4.All transactions and expenses incurred on behalf of either Party shall be accurately recorded and maintained in the respective Party’s books and records in a timely manner and in reasonable detail in accordance with the applicable generally accepted accounting principles. False, misleading, incomplete, duplicated, inaccurate or artificial entries for the foregoing expenses in a Party’s books and records are strictly prohibited.
5.Each Party agrees that if it becomes aware or has reason to suspect that any person or legal entity acting on the Party’s and/or the other Party’s behalf has engaged in any Prohibited Conduct related to the Agreement, then such Party will promptly report such knowledge or suspicion to the other Party via the following email address: (a) in case that Duality is the reporting party: [***] and (b) in case that Licensee is the reporting party: [***].
6.Duality shall apply Commercially Reasonable Efforts to implement, operate and enforce, without undue delay after the Effective Date, a reasonably designed compliance and business

ACTIVE/123841245.19

ethics management and control system that is intended for the prevention and detection of criminal conduct in accordance with applicable Anti-Corruption Laws.
7.Each Party agrees to provide reasonable cooperation in any investigation that may be conducted by or on behalf of the other Party related to the performance of potentially Prohibited Conduct as described in Article 1 above. Upon notice of an intended investigation, a Party will provide, in a reasonable time, to the investigating Party or to a third party engaged by the investigating Party: (a) access to the relevant persons; and/or (b) access to relevant documents and data (e.g., invoices and requests for expense reimbursement, supporting receipts and substantiation, and original entry records for charges and payments).
8.Each Party acknowledges that the obligations under the applicable local and extraterritorial anti-bribery, Anti-Corruption Laws and anti-money laundering laws apply to all its Affiliates and employees, subcontractors and Sublicensees (in case of Licensee) or sublicensees (in case of Duality). Each Party will bind subcontractors who act for or on behalf of such Party to perform activities under this Agreement by such Party for or on behalf of the other Party by respective contractual clauses encompassing all or all material provisions of this Schedule.

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Schedule 1.54
Duality In-Licensed Agreements
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Schedule 1.57
Description of Duality Know-How
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Schedule 1.63
List of Duality Patent Rights
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Schedule 1.94

List of Indications
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Schedule 1.102

Licensed Compound
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Schedule 1.141
Original ADC Licensed Product
Preliminary Development Plan as of the Effective Date
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Schedule 1.149
Pre-clinical Proof-of-Concept Criteria
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Schedule 2.6
Initial Know-How Transfer
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Schedule 9.2
Invoicing Procedures & Invoice Information
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Schedule 10.4

Duality Press Release

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Schedule 11.2

Disclosure Schedule

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